Exhibit 4.2

SECURITY AGREEMENT

By

DISH WIRELESS HOLDING L.L.C.,

DISH ORBITAL CORPORATION

and

PARKERB.COM WIRELESS L.L.C.,
as Pledgors

and

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,

as Collateral Agent

Dated as of November 15, 2022

TABLE OF CONTENTS

Page

PREAMBLE		1

RECITALS		1

AGREEMENT		2

ARTICLE I

DEFINITIONS AND INTERPRETATION

SECTION 1.1.	Definitions	2
SECTION 1.2.	Interpretation	13
SECTION 1.3.	Resolution of Drafting Ambiguities	13
SECTION 1.4.	Perfection Certificate	13

ARTICLE II

GRANT OF SECURITY AND SECURED OBLIGATIONS

SECTION 2.1.	Grant of Security Interest	14
SECTION 2.2.	Filings	16

ARTICLE III

PERFECTION; SUPPLEMENTS; FURTHER ASSURANCES;
USE OF PLEDGED COLLATERAL

SECTION 3.1.	Delivery of Certificated Securities Collateral	17
SECTION 3.2.	Perfection of Uncertificated Securities Collateral	17
SECTION 3.3.	Financing Statements and Other Filings; Maintenance of Perfected Security Interest	18
SECTION 3.4.	Other Actions	18
SECTION 3.5.	Joinder of Additional Guarantors	19
SECTION 3.6.	Supplements; Further Assurances	20

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Page

ARTICLE IV

REPRESENTATIONS, WARRANTIES AND COVENANTS

SECTION 4.1.	Title	20
SECTION 4.2.	Validity of Security Interest	20
SECTION 4.3.	Defense of Claims; Transferability of Pledged Collateral	21
SECTION 4.4.	Other Financing Statements	21
SECTION 4.5.	Chief Executive Office; Change of Name; Jurisdiction of Organization	21
SECTION 4.6.	[Reserved].	22
SECTION 4.7.	Due Authorization and Issuance	22
SECTION 4.8.	Consents, etc.	22
SECTION 4.9.	Pledged Collateral	22
SECTION 4.10.	Insurance	22

ARTICLE V

CERTAIN PROVISIONS CONCERNING SECURITIES COLLATERAL

SECTION 5.1.	Pledge of Additional Securities Collateral	23
SECTION 5.2.	Voting Rights; Distributions; etc.	23
SECTION 5.3.	Defaults, etc	24
SECTION 5.4.	Certain Agreements of Pledgors as Issuers and Holders of Equity Interests	25

ARTICLE VI

CERTAIN PROVISIONS CONCERNING INTELLECTUAL
PROPERTY COLLATERAL

SECTION 6.1.	Grant of Intellectual Property License	25
SECTION 6.2.	Protection of Collateral Agent’s Security	26
SECTION 6.3.	After-Acquired Property	26
SECTION 6.4.	Litigation	27

ARTICLE VII

CERTAIN PROVISIONS CONCERNING RECEIVABLES

SECTION 7.1.	Maintenance of Records	27
SECTION 7.2.	Legend	28

ARTICLE VIII

TRANSFERS

SECTION 8.1.	Transfers of Pledged Collateral	28

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ARTICLE XII

ADDITIONAL SECURED OBLIGATIONS

SECTION 12.1.	Additional Secured Obligations	41

SIGNATURES		S-1

EXHIBIT 1	Form of Issuer’s Acknowledgment
EXHIBIT 2	Form of Securities Pledge Amendment
EXHIBIT 3	Form of Joinder Agreement
EXHIBIT 4	Form of Copyright Security Agreement
EXHIBIT 5	Form of Patent Security Agreement
EXHIBIT 6	Form of Trademark Security Agreement
EXHIBIT 7	Form of Additional Secured Party Joinder

Schedule 1	Equity Collateral
Schedule 2	Commercial Tort Claims

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SECURITY AGREEMENT

This SECURITY AGREEMENT dated as of November 15, 2022 (as amended, amended and restated, supplemented or otherwise modified from time to time in accordance with the provisions hereof, this “Agreement”) made by DISH Wireless Holding L.L.C., a Colorado limited liability company, DISH Orbital Corporation, a Colorado corporation, ParkerB.com Wireless L.L.C., a Colorado limited liability company, and the additional Secured Guarantors and the Issuer (if it becomes a party hereto) from time to time party hereto, as pledgors, assignors and debtors (in such capacities and together with any successors in such capacities, the “Pledgors,” and each, a “Pledgor”), in favor of U.S. Bank Trust Company, National Association, in its capacity as collateral agent, as pledgee, assignee and secured party (in such capacities together with any successors in such capacities, the “Collateral Agent”) for the benefit of the Secured Parties (as defined below), and acknowledged and agreed to by (i) U.S. Bank Trust Company, National Association, on its behalf solely in its capacity as trustee (the “Trustee”) and on behalf of the Holders of the Notes (as defined below) and (ii) each other Authorized Representative (as hereinafter defined), from time to time, for any Additional Secured Obligations with respect to which an Additional Secured Party Joinder has been delivered to the Collateral Agent and the other Authorized Representatives in accordance with Section 12.1.

R E C I T A L S :

A.            Pursuant to that certain secured indenture (the “Indenture”) dated as of November 15, 2022 by and among DISH Network Corporation (the “Issuer”), the Pledgors, as secured guarantors, the other Guarantors party thereto, the Trustee and the Collateral Agent, the Issuer is issuing $2,000,000,000 aggregate principal amount of its 11.750% Senior Secured Notes due 2027 (together with any Additional Notes issued pursuant to the Indenture, the “Notes”).

B.            Each Pledgor has, pursuant to the Indenture, unconditionally guaranteed on a senior secured basis to the Secured Parties the payment when due of all Notes Obligations (as defined below).

C.            From time to time after the date hereof, the Issuer may, subject to the terms and conditions of the Indenture and the Security Documents, incur additional Indebtedness, which is pari passu in right of payment to the Notes, that the Issuer and the Pledgors desire to secure on a pari passu basis with the Notes.

D.            The Pledgors will receive substantial benefits from the execution, delivery and performance of the obligations under the Indenture, the Security Documents and the Notes and each is, therefore, willing to enter into this Agreement.

E.            This Agreement is given by each Pledgor in favor of the Collateral Agent for the benefit of the Secured Parties (as hereinafter defined) to secure the payment and performance of all of the Secured Obligations.

F.            It is a condition to the issuance of the Notes that each Pledgor execute and deliver the applicable Security Documents, including this Agreement.

A G R E E M E N T :

NOW THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Pledgor and the Collateral Agent hereby agree as follows:

ARTICLE I

DEFINITIONS AND INTERPRETATION

SECTION 1.1.        Definitions.

(a)            Unless otherwise defined herein or in the Indenture, capitalized terms used herein that are defined in the UCC shall have the meanings assigned to them in the UCC; provided that in any event, the following terms shall have the meanings assigned to them in the UCC:

“Accounts”; “Bank”; “Chattel Paper”; “Commercial Tort Claim”; “Commodity Account”; “Commodity Contract”; “Commodity Intermediary”; “Documents”; “Electronic Chattel Paper”; “Entitlement Order”; “Equipment”; “Financial Asset”; “Goods”, “Inventory”; “Letter-of-Credit Rights”; “Letters of Credit”; “Money”; “Payment Intangibles”; “Proceeds”; “ Records”; “Securities Account”; “Securities Intermediary”; “Security Entitlement”; “Supporting Obligations”; and “Tangible Chattel Paper.”

(b)            Terms used but not otherwise defined herein that are defined in the Indenture shall have the meanings given to them in the Indenture.

(c)            The following terms shall have the following meanings:

“Additional Notes” shall mean additional notes as may be issued from time to time under the Secured Indenture pursuant to the terms thereof.

“Additional Secured Agent” shall mean the Person appointed to act as trustee, agent or representative for the holders of Additional Secured Obligations pursuant to any Additional Secured Agreement.

“Additional Secured Agreement” shall mean the indenture, credit agreement or other agreement under which any Additional Secured Obligations (other than Additional Notes) are incurred and any notes or other instruments representing such Additional Secured Obligations.

“Additional Secured Debt Documents” means any document or instrument executed and delivered with respect to any Additional Secured Obligations.

“Additional Secured Obligations” means Obligations (including, without limitation, principal, premium and/or interest (including, without limitation, all interest that accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency, reorganization or similar proceeding of any Pledgor at the rate provided for in the respective documentation, whether or not such claim for post-petition interest is allowed in any such proceeding)) designated as Additional Secured Obligations pursuant to Section 12.1 hereof.

“Additional Secured Parties” shall mean the holders from time to time of Additional Secured Obligations and the Authorized Representative for any such Additional Secured Obligations.

“Additional Secured Party Joinder” shall mean a completed additional secured party joinder in the form of Exhibit 7 hereto.

“Agreement” shall have the meaning assigned to such term in the Preamble hereof.

“Authorized Representative” shall mean (i) the Trustee for so long as any of the Notes are Secured Obligations hereunder and (ii) any other trustee, agent or representative designated as an “Authorized Representative” for any Additional Secured Parties in an Additional Secured Party Joinder delivered to the Collateral Agent and the other Authorized Representatives in accordance with Section 12.1 for so long as the Additional Secured Obligations for which such party is serving in such capacity constitutes Secured Obligations hereunder; provided that so long as there are no Additional Secured Obligations, the Collateral Agent will be deemed to be the only Authorized Representative for the Secured Parties.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Collateral” shall have the meaning assigned to such term in Section 2.1 hereof.

“Collateral Agent” shall have the meaning assigned to such term in the Preamble hereof.

“Collateral Support” shall mean all property (real or personal) assigned, hypothecated or otherwise securing any Pledged Collateral and shall include any security agreement or other agreement granting a Lien or security interest in such real or personal property.

“Contracts” shall mean, collectively, with respect to each Pledgor, the Acquisition Documents, all sale, service, performance, equipment or property lease contracts, agreements and grants and all other contracts, agreements or grants (in each case, whether written or oral, or third party or intercompany), between such Pledgor and any third party, and all assignments, amendments, restatements, supplements, extensions, renewals, replacements or modifications thereof.

“Control” shall mean (i) in the case of each Deposit Account, “control,” as such term is defined in Section 9-104 of the UCC, (ii) in the case of any Security Entitlement, “control,” as such term is defined in Section 8-106 of the UCC, and (iii) in the case of any Commodity Contract, “control,” as such term is defined in Section 9-106 of the UCC.

“Copyrights” shall mean, collectively, with respect to each Spectrum Pledgor, all copyrights (whether statutory or common law, established or registered in the United States or any political subdivision thereof, whether registered or unregistered and whether published or unpublished) and all copyright registrations and applications made by such Pledgor in the United States, in each case, whether now or hereafter owned by such Pledgor, together with any and all (i) rights and privileges arising under applicable law with respect to such Pledgor’s use of such copyrights, (ii) reissues and renewals thereof and amendments thereto, (iii) income, fees, royalties, damages, claims and payments now or hereafter due and/or payable with respect thereto, including damages and payments for past, present or future infringements thereof, (iv) rights corresponding thereto throughout the world and (v) rights to sue for past, present or future infringements thereof.

“Copyright Security Agreement” shall mean an agreement substantially in the form of Exhibit 4 hereto.

“Default” or “Event of Default” shall mean a “default” or “event of default” under the Indenture or under any Additional Secured Debt Document..

“Deposit Accounts” shall mean, collectively, with respect to each Spectrum Pledgor, (i) all “deposit accounts” as such term is defined in the UCC and in any event shall include all accounts and sub-accounts of such Pledgor relating to any of the foregoing accounts and (ii) all cash, funds, checks, notes and instruments from time to time on deposit in any of the accounts or sub-accounts described in clause (i) of this definition.

“DISH DBS Corporation” shall mean DISH DBS Corporation, a Colorado corporation.

“Distributions” shall mean, collectively, with respect to each Pledgor, all dividends, cash, options, warrants, rights, instruments, distributions, returns of capital or principal, income, interest, profits and other property, interests (debt or equity) or proceeds, including as a result of a split, revision, reclassification or other like change of the Pledged Securities, from time to time received, receivable or otherwise distributed to such Pledgor in respect of or in exchange for any or all of the Pledged Securities or, with respect to each Spectrum Pledgor, Intercompany Notes.

“Equity Collateral” shall have the meaning assigned to such term in Section 2.1 hereof.

“Equity Pledgor” shall mean any Pledgor that is an Equity Pledge Secured Guarantor pursuant to the terms of the Indenture. As of the Issue Date, the Equity Pledgors are DISH Wireless Holding L.L.C. and DISH Orbital Corporation.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Excluded Accounts” shall mean:

(i) any Deposit Accounts, Commodities Accounts and Securities Accounts with an average daily balance of less than $20,000,000 individually;

(ii)  any Deposit Accounts, Commodities Accounts and Securities Accounts of which all of the funds on deposit are used exclusively for funding (a) payroll, (b) 401(k) and other retirement plans and employee benefits, or (c) health care benefits;

(iii) any Deposit Accounts, Commodities Accounts and Securities Accounts that solely contain property not beneficially owned by any Pledgor, including any escrow accounts; and

(iv) any Deposit Accounts, Commodities Accounts and Securities Accounts that have a zero balance at the end of each business day.

“Excluded Assets” shall mean:

(a)            any permit or license issued by a Governmental Authority or otherwise to a Spectrum Pledgor (other than any FCC Licenses, which are subject to Sections 2.1(b)(xiii) and 11.14) or any agreement to which a Spectrum Pledgor is a party or in which it has an interest, in each case, only to the extent and for so long as: (x) the terms of such permit, license or agreement or any Requirement of Law applicable thereto prohibit the creation by such Spectrum Pledgor of a security interest in such permit, license or agreement in favor of the Collateral Agent, (y) the terms of such permit, license or agreement require any consent not obtained thereunder in order for a Spectrum Pledgor to create a security interest therein or (z) the creation by such Spectrum Pledgor of a security interest in such permit, license or agreement would constitute or result in the abandonment, invalidation or unenforceability of such permit, license or agreement or breach of, termination of or default under such permit, license or agreement, in each case pursuant to the terms thereof (after giving effect to Sections 9-406(d), 9-407(a), 9-408(a) or 9-409 of the UCC (or any successor provision or provisions) or any other applicable law (including the Bankruptcy Code) or principles of equity);

(b)            assets owned by any Spectrum Pledgor on the date hereof or hereafter acquired and any proceeds thereof that are subject to a Lien securing a Purchase Money Indebtedness or Capital Lease Obligation permitted to be incurred pursuant to the provisions of the Indenture to the extent and for so long as the contract or other agreement in which such Lien is granted (or the documentation providing for such Purchase Money Indebtedness or Capital Lease Obligation) prohibits the creation of any other Lien on such assets and proceeds;

(c)            any property of a Person existing at the time such Person is acquired or merged with or into or consolidated with a Spectrum Pledgor that is subject to a Lien permitted pursuant to clause (i) of the definition of Permitted Liens in the Indenture to the extent and for so long as the contract or other agreement in which such Lien is granted prohibits the creation of any other Lien on such property;

(d)            the Equity Interests of a Foreign Subsidiary to the extent such pledge would constitute an investment of earnings in U.S. property under Section 956 (or a successor provision) of the IRS Internal Revenue Code of 1986, as amended (the “Code”); provided that it is agreed that, absent a change in applicable law or regulations, a pledge would not be treated as constituting an investment of earnings for purposes of this clause (d) to the extent that the pledge is of (i) voting stock of any Subsidiary which is a first-tier controlled foreign corporation (as defined in Section 957(a) of the Code) representing 66% of the total voting power of all outstanding voting stock of such Subsidiary and (ii) 100% of the Equity Interests not constituting voting stock of any such Subsidiary, except that any such Equity Interests constituting “stock entitled to vote” within the meaning of Treasury Regulation Section 1.956-2(c)(2) shall be treated as voting stock for purposes of this clause (d);

(e)            any intent-to-use trademark application to the extent such security interest would result in the loss by the applicable Spectrum Pledgor of any rights therein;

(f)            any property or asset only to the extent and for so long as the grant of a security interest in such property or asset is prohibited by any applicable law, requires a consent not obtained of any Governmental Authority pursuant to applicable law (other than any FCC Licenses) or requires any other consent pursuant to applicable law not obtained in order for the Spectrum Pledgor to create a security interest therein;

(g)            Capital Stock of any Person (other than a Wholly Owned Subsidiary) the pledge of which is prohibited by Organizational Documents of such Person or a contractual obligation to the owners of such Capital Stock of such Person not owned by a Spectrum Pledgor that is binding on or relating to such Capital Stock; (viii)

(h)            any Real Property and any leasehold interest in Real Property;

(i)            assets subject to Liens permitted pursuant to clause (e) of the definition of Permitted Liens, to the extent the documents relating to such Liens would not permit such assets to be subject to the security interest created by this Agreement;

(j)            the property credited to and the accounts described in clauses (ii) and (iii) of the definition of “Excluded Accounts,” except to the extent such property constitutes identifiable proceeds of Collateral;

(k)            motor vehicles (other than to the extent that a security interest therein can be perfected by the filing of a financing statement under the Uniform Commercial Code of any applicable jurisdiction);

(l)            Letter-of-Credit Rights (other than to the extent that a security interest therein can be perfected by the filing of a financing statement under the Uniform Commercial Code of any applicable jurisdiction);

(m)            Commercial Tort Claims and Chattel Paper (in each case other than to the extent that a security interest therein can be perfected by the filing of a financing statement under the Uniform Commercial Code of any applicable jurisdiction); and

(n)            any property owned by any Spectrum Pledgor on the date hereof that is primarily used (or intended to be used) in connection with, or reasonably related to, the Retail Wireless Business, as determined in good faith by the Spectrum Pledgor, other than any such property that constitutes Spectrum Collateral (as such term is defined in the Indenture).

provided, however, that Excluded Assets shall not include any Proceeds, substitutions or replacements of any Excluded Assets referred to in clauses (a) through (n) (unless such Proceeds, substitutions or replacements would constitute Excluded Assets referred to in clauses (a) through (n)).

“FCC” means the Federal Communications Commission, including without limitation a bureau or division thereof acting under delegated authority, and any substitute or successor agency.

“FCC Licenses” means licenses, authorizations and permits held or to be held by the Issuer, any Subsidiary, Northstar Spectrum, LLC, Northstar Wireless L.L.C., SNR Wireless HoldCo, LLC or SNR Wireless LicenseCo, LLC, which are issued from time to time by the FCC.

“Foreign Collateral” shall mean the Collateral of any Pledgor located outside the United States; provided that Equity Interests of any Person organized under the laws of the United States or any State thereof or the District of Columbia owned by any Pledgor shall not in any event constitute Foreign Collateral.

“Foreign Subsidiary” shall mean (i) any entity organized outside the United States of America, that is treated as a corporation for United States federal income tax purposes, (ii) any entity treated as a disregarded entity or partnership for United States federal income tax purposes that owns an interest in a Foreign Subsidiary or (iii) any entity treated as a corporation for United States federal income tax purposes that owns an interest in a Foreign Subsidiary and does not own any material assets other than interests in Foreign Subsidiaries.

“General Intangibles” shall mean, collectively, with respect to each Spectrum Pledgor, all “general intangibles,” as such term is defined in the UCC, of such Pledgor and, in any event, shall include (i) all of such Pledgor’s rights, title and interest in, to and under all Contracts, including but not limited to Intellectual Property Licenses, and insurance policies (including all rights and remedies relating to monetary damages, including indemnification rights and remedies, and claims for damages or other relief pursuant to or in respect of any Contract), (ii) all know-how and warranties relating to any of the Collateral, (iii) any and all other rights, claims, choses-in-action and causes of action of such Pledgor against any other Person and the benefits of any and all collateral or other security given by any other Person in connection therewith, (iv) all guarantees, endorsements and indemnifications on, or of, any of the Collateral, (v) all lists, books, records, correspondence, ledgers, printouts, files (whether in printed form or stored electronically), tapes and other papers or materials containing information relating to any of the Collateral, including all customer or tenant lists, identification of suppliers, data, plans, blueprints, specifications, designs, drawings, appraisals, recorded knowledge, surveys, studies, engineering reports, test reports, manuals, standards, processing standards, performance standards, catalogs, research data, computer and automatic machinery software and programs and the like, field repair data, accounting information pertaining to such Pledgor’s operations or any of the Collateral and all media in which or on which any of the information or knowledge or data or records may be recorded or stored and all computer programs used for the compilation or printout of such information, knowledge, records or data, (vi) all licenses, consents, permits, variances, certifications, authorizations and approvals, however characterized, now or hereafter acquired or held by such Pledgor, including building permits, certificates of occupancy, environmental certificates, industrial permits or licenses and certificates of operation and (vii) all rights to reserves, deferred payments, deposits, refunds, indemnification of claims and claims for tax or other refunds against any Governmental Authority.

“Indenture” shall have the meaning assigned to such term in Recital A hereof.

“Instruments” shall mean, collectively, with respect to each Spectrum Pledgor, all “instruments,” as such term is defined in Article 9, rather than Article 3, of the UCC, and shall include all promissory notes, drafts, bills of exchange or acceptances.

“Intellectual Property Collateral” shall mean, collectively, the Patents, Trademarks and Copyrights.

“Intellectual Property Licenses” shall mean, collectively, with respect to each Spectrum Pledgor, all license agreements with, and covenants not to sue, any other party with respect to any Patent, Trademark or Copyright or any other patent, trademark or copyright, where such Pledgor is a licensor or licensee under any such license agreement, together with any and all (i) renewals, extensions, and amendments thereof, (ii) income, fees, royalties, damages, claims and payments now and hereafter due and/or payable thereunder and with respect thereto, and (iii) rights to sue for past, present and future violations thereof.

“Intercompany Notes” shall mean, with respect to each Spectrum Pledgor, all intercompany notes currently held or hereafter acquired by such Pledgor and all certificates, instruments or agreements evidencing such intercompany notes, and all assignments, amendments, restatements, supplements, extensions, renewals, replacements or modifications thereof to the extent permitted pursuant to the terms hereof.

“Investment Property” shall mean a security, whether certificated or uncertificated, Security Entitlement, Securities Account, Commodity Contract or Commodity Account, excluding, however, the Securities Collateral.

“Issuer” shall have the meaning assigned to such term in the Preamble hereof.

“Joinder Agreement” shall mean an agreement substantially in the form of Exhibit 3 hereto.

“Leases” shall mean any and all leases, subleases, tenancies, options, concession agreements, rental agreements, occupancy agreements, franchise agreements, access agreements and any other agreements (including all amendments, extensions, replacements, renewals, modifications and/or guarantees thereof), whether or not of record and whether now in existence or hereinafter entered into, affecting the use or occupancy of all or any portion of any Real Property.

“Material Intellectual Property Collateral” shall mean any Intellectual Property Collateral that is material (i) to the use and operation of the Pledged Collateral or (ii) to the business, results of operations, prospects or condition, financial or otherwise, of any Spectrum Pledgor.

“Notes” shall have the meaning assigned to such term in Recital A hereof.

“Notes Obligations” shall mean all (i) obligations, liabilities and indebtedness (including, without limitation, principal, premium, interest (including, without limitation, all interest that accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency, reorganization or similar proceeding of any Pledgor at the rate provided for in the respective documentation, whether or not such claim for post-petition interest is allowed in any such proceeding)) owing to the Collateral Agent, the Trustee and the Notes Secured Parties, under the Notes, the Indenture, the Note Guarantees and the Security Documents and the due performance and compliance by the Pledgors with all of the terms, conditions and agreements contained in the Notes, the Note Guarantees, the Indenture and the Security Documents, (ii) any and all sums advanced by the Collateral Agent in accordance with the Indenture or any of the Security Documents in order to preserve the Pledged Collateral or Foreign Collateral or preserve its security interest in, or Lien on, the Pledged Collateral or Foreign Collateral and (iii) in the event of any proceedings for the collection or enforcement of any indebtedness, obligations or liabilities of the Pledgors referred to in clause (i) above, the reasonable expenses of retaking, holding, preparing for sale or lease, selling or otherwise disposing of or realizing on the Pledged Collateral or Foreign Collateral, or of any exercise by the Collateral Agent of its rights hereunder, or under any other Security Document, together with reasonable attorneys’ fees and expenses and court costs.

“Notes Secured Parties” shall mean the Holders of the Notes and the Trustee.

“Ordinary Course of Business” shall mean, in respect of any transaction involving any Pledgor, the ordinary course of such Pledgor’s business, as undertaken by such Pledgor in good faith and not for purposes of evading any covenant or restriction in this Agreement, the Indenture or the Notes.

“Organizational Documents” shall mean, with respect to any Person, (i) in the case of any corporation, the certificate of incorporation and by-laws (or similar documents) of such Person, (ii) in the case of any limited liability company, the certificate of formation and operating agreement (or similar documents) of such Person, (iii) in the case of any limited partnership, the certificate of formation and limited partnership agreement (or similar documents) of such Person, (iv) in the case of any general partnership, the partnership agreement (or similar document) of such Person and (v) in any other case, the functional equivalent of the foregoing.

“Patents” shall mean, collectively, with respect to each Pledgor, all patents issued or assigned to, and all patent applications and registrations made by, such Pledgor, that are established or registered or recorded in the United States or any political subdivision thereof, together with any and all (i) rights and privileges arising under applicable law with respect to such patents, (ii) inventions and improvements described and claimed therein, (iii) reissues, divisions, continuations, renewals, extensions and continuations-in-part thereof and amendments thereto, (iv) income, fees, royalties, damages, claims and payments now or hereafter due and/or payable thereunder and with respect thereto including damages and payments for past, present or future infringements thereof, (v) rights corresponding thereto throughout the world and (vi) rights to sue for past, present or future infringements thereof.

“Patent Security Agreement” shall mean an agreement substantially in the form of Exhibit 5 hereto.

“Perfection Certificate” shall mean that certain perfection certificate dated as of the Issue Date, executed and delivered by each Pledgor in favor of the Collateral Agent for the benefit of the Secured Parties, and each other Perfection Certificate (which shall be in form and substance reasonably acceptable to the Collateral Agent) executed and delivered by the applicable Pledgor in favor of the Collateral Agent for the benefit of the Secured Parties contemporaneously with the execution and delivery of each Joinder Agreement executed in accordance with Section 3.5 hereof, in each case, as the same may be amended, amended and restated, supplemented or otherwise modified from time to time in accordance with the Indenture or any Additional Secured Agreement or upon the request of the Collateral Agent.

“Permitted Liens” shall mean Liens permitted under the Indenture and not prohibited by any Additional Secured Agreement.

“Pledge Amendment” shall have the meaning assigned to such term in Section 5.1 hereof.

“Pledged Collateral” shall mean all Collateral other than Foreign Collateral.

“Pledged Securities” shall mean, collectively,

(i) with respect to each Equity Pledgor, all issued and outstanding Equity Interests of each Spectrum Collateral Guarantor and DISH DBS Corporation, as set forth on Schedule 1 hereto, as may be amended from time to time in accordance with the terms hereof, and all options, warrants, rights, agreements and additional Equity Interests of whatever class of any Spectrum Collateral Guarantor or DISH DBS Corporation acquired by such Equity Pledgor (including by issuance), together with all rights, privileges, authority and powers of such Equity Pledgor relating to such Equity Interests in each such issuer or under any Organizational Document of each such issuer, the certificates, instruments and agreements representing such Equity Interests, any and all interest of such Equity Pledgor in the entries on the books of any financial intermediary pertaining to such Equity Interests and all Equity Interests issued in respect of the Equity Interests referred to in this clause (i) upon any consolidation or merger of any issuer of such Equity Interests; and

(ii) with respect to each Spectrum Pledgor, all issued and outstanding Equity Interests of each issuer set forth Schedules 8(a) and 8(b) to the Perfection Certificate as being owned by such Spectrum Pledgor and all Equity Interests of any issuer, which Equity Interests are hereafter acquired by such Spectrum Pledgor (including by issuance), and all options, warrants, rights, agreements and additional Equity Interests of whatever class of any such issuer acquired by such Spectrum Pledgor (including by issuance), together with all rights, privileges, authority and powers of such Spectrum Pledgor relating to such Equity Interests in each such issuer or under any Organizational Document of each such issuer, the certificates, instruments and agreements representing such Equity Interests, any and all interest of such Spectrum Pledgor in the entries on the books of any financial intermediary pertaining to such Equity Interests, from time to time acquired by such Pledgor in any manner, and all Equity Interests issued in respect of the Equity Interests referred to in this clause (ii) upon any consolidation or merger of any issuer of such Equity Interests;

provided, however, that Pledged Securities shall not include any Excluded Assets.

“Pledgor” shall have the meaning assigned to such term in the Preamble hereof.

“Real Property” shall mean, collectively, all right, title and interest (including any leasehold, mineral or other estate) in and to any and all parcels of or interests in real property owned, leased or operated by any Person, whether by lease, license or other means, together with, in each case, all easements, hereditaments and appurtenances relating thereto, all improvements and appurtenant fixtures and equipment, all general intangibles and contract rights and other property and rights incidental to the ownership, lease or operation thereof.

“Receivables” shall mean all (i) Accounts, (ii) Chattel Paper, (iii) Payment Intangibles, (iv) General Intangibles, (v) Instruments and (vi) all other rights to payment, whether or not earned by performance, for goods or other property sold, leased, licensed, assigned or otherwise disposed of, or services rendered or to be rendered, regardless of how classified under the UCC together with all of Pledgors’ rights, if any, in any goods or other property giving rise to such right to payment and all Collateral Support and Supporting Obligations related thereto and all Records relating thereto.

“Requirements of Law” shall mean, collectively, any and all applicable requirements of any Governmental Authority including any and all laws, judgments, orders, executive orders, decrees, ordinances, rules, regulations, statutes or case law.

“SEC” shall mean the Securities and Exchange Commission.

“Secured Agreements” shall mean the Indenture, the Notes, the Notes Guarantees and the Additional Secured Debt Documents.

“Secured Obligations” shall mean (i) the Note Obligations and (ii) if any Additional Secured Obligations are incurred, all obligations, liabilities and indebtedness (including, without limitation, principal, premium and/or interest (including, without limitation, all interest that accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency, reorganization or similar proceeding of any Pledgor at the rate provided for in the respective documentation, whether or not such claim for post-petition interest is allowed in any such proceeding) owing to any holder of Additional Secured Obligations (that has been designated as Additional Secured Obligations pursuant to Section 12.1) under any Additional Secured Documents; provided that no obligations in respect of Additional Secured Obligations shall constitute “Secured Obligations” unless the Additional Secured Agent for the holders of such Additional Secured Obligations has executed an Additional Secured Party Joinder in the form of Exhibit 7 hereto.

“Secured Parties” shall mean, collectively, the Collateral Agent, the Notes Secured Parties and any Additional Secured Parties.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Securities Collateral” shall mean, collectively, (i) with respect to an Equity Pledgor, the Pledged Securities and any Distributions with respect thereto (ii) with respect to a Spectrum Pledgor, the Pledged Securities and Intercompany Notes, and any Distributions with respect thereto.

“Spectrum Collateral” shall have the meaning assigned to such term in Section 2.1 hereof.

“Security Documents” shall mean, collectively:

(1)            this Agreement; and

(2)            all other Security Documents, security agreements, pledge agreements, mortgages, deeds of trust, deeds to secure debt, pledges, collateral assignments and other agreements or instruments evidencing or creating any security interest or Lien in favor of the Collateral Agent for its benefit and the benefit of the Secured Parties.

“Spectrum Pledgor” shall mean any Pledgor that is a Spectrum Collateral Guarantor pursuant to the terms of the Indenture. As of the Issue Date, the Spectrum Pledgor is ParkerB.com Wireless L.L.C.

“Trademarks” shall mean, collectively, with respect to each Pledgor, all trademarks (including service marks), slogans, logos, certification marks, trade dress, uniform resource locators (URL’s), domain names, corporate names and trade names, whether registered or unregistered, owned by or assigned to such Pledgor and all registrations and applications for the foregoing (whether statutory or common law that is established or registered in the United States or any political subdivision thereof), together with any and all (i) rights and privileges arising under applicable law with respect to such trademarks, (ii) renewals thereof, (iii) income, fees, royalties, damages and payments now and hereafter due and/or payable thereunder and with respect thereto, including damages, claims and payments for past, present or future infringements thereof, (iv) rights corresponding thereto throughout the world and (v) rights to sue for past, present and future infringements thereof.

“Trademark Security Agreement” shall mean an agreement substantially in the form of Exhibit 6 hereto.

“Trustee” shall have the meaning assigned to such term in the Preamble hereof.

“UCC” shall mean the Uniform Commercial Code as in effect from time to time in the State of New York; provided, however, that, at any time, if by reason of mandatory provisions of law, any or all of the perfection or priority of the Collateral Agent’s and the Secured Parties’ security interest in any item or portion of the Pledged Collateral or Foreign Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as in effect, at such time, in such other jurisdiction for purposes of the provisions hereof relating to such perfection or priority and for purposes of definitions relating to such provisions.

SECTION 1.2.        Interpretation. The rules of interpretation specified in Indenture (including Section 1.04 thereof) shall be applicable to this Agreement.

SECTION 1.3.        Resolution of Drafting Ambiguities. Each Pledgor acknowledges and agrees that it was represented by counsel in connection with the execution and delivery hereof, that it and its counsel reviewed and participated in the preparation and negotiation hereof and that any rule of construction to the effect that ambiguities are to be resolved against the drafting party (i.e., the Collateral Agent) shall not be employed in the interpretation hereof.

SECTION 1.4.        Perfection Certificate. The Collateral Agent and each Secured Party agree that the Perfection Certificate and all descriptions of Pledged Collateral, schedules, amendments and supplements thereto are and shall at all times remain a part of this Agreement.

ARTICLE II

GRANT OF SECURITY AND SECURED OBLIGATIONS

SECTION 2.1.        Grant of Security Interest.

(a)            As collateral security for the payment and performance in full of all the Secured Obligations, each Equity Pledgor hereby pledges and grants to the Collateral Agent for the benefit of the Secured Parties, a Lien on and security interest in all of the right, title and interest of such Equity Pledgor in, to and under such Equity Pledgor’s Securities Collateral and all Proceeds thereof, subject to Section 11.14, wherever located, and whether now existing or hereafter arising or acquired from time to time (the “Equity Collateral”). For the avoidance of doubt, nothing herein shall create any security interest in any securities or other assets of the Equity Pledgors other than the Securities Collateral unless and until such security interest is expressly created pursuant to the terms of this Agreement or by a duly authorized supplement or amendment hereto.

(b)            As collateral security for the payment and performance in full of all the Secured Obligations, each Spectrum Pledgor hereby pledges and grants to the Collateral Agent for the benefit of the Secured Parties, a Lien on and security interest in all of the right, title and interest of such Pledgor in, to and under the following property, wherever located, and whether now existing or hereafter arising or acquired from time to time (collectively, the “Spectrum Collateral” and, together with the Equity Collateral, the “Collateral”):

(i)	all of such Spectrum Pledgor’s Accounts;

(ii)	all of such Spectrum Pledgor’s Equipment, Goods and Inventory;

(iii)	all of such Spectrum Pledgor’s rights in respect of Documents and Instruments;

(iv)	all of such Spectrum Pledgor’s interests in respect of Chattel Paper to the extent that a security interest therein can be perfected by the filing of a financing statement under the UCC;

(v)	all of such Spectrum Pledgor’s Securities Collateral, subject to Section 11.14;

(vi)	all of such Spectrum Pledgor’s Investment Property;

(vii)	all Intellectual Property Collateral;

(viii)	all of such Spectrum Pledgor’s interests in respect of Commercial Tort Claims described on Schedule 2 hereto to the extent that a security interest therein can be perfected by the filing of a financing statement under the UCC;

(ix)	all of such Spectrum Pledgor’s General Intangibles;

(x)	all of such Spectrum Pledgor’s Money and all Deposit Accounts;

(xi)	all of such Spectrum Pledgor’s Supporting Obligations;

(xii)	all of such Spectrum Pledgor’s books and records relating to the Spectrum Collateral;

(xiii)	to the maximum extent permitted by law, all rights of such Spectrum Pledgor against third parties, in each case, in, under or relating to the FCC Licenses and the proceeds of any FCC Licenses, subject to Section 11.14; provided that such security interest does not include at any time any FCC Licenses to the extent (but only to the extent) that at such time the Collateral Agent may not validly possess a security interest therein pursuant to the Communications Act of 1934, as amended, and the regulations promulgated thereunder, as in effect at such time, but such security interest does include, to the maximum extent permitted by law, all rights against third parties incident to the FCC Licenses, subject to Section 11.14, and the right to receive all proceeds derived from or in connection with the sale, assignment or transfer of the FCC Licenses;

(xiv)	to the extent not covered by clauses (i) through (xiii) of this sentence, all other personal property of such Spectrum Pledgor, whether tangible or intangible, and all Proceeds and products of each of the foregoing and all accessions to, substitutions and replacements for products of, each of the foregoing, any and all Proceeds of any insurance, indemnity, warranty or guaranty payable to such Spectrum Pledgor from time to time with respect to any of the foregoing.

(c)            Notwithstanding anything to the contrary contained in this Section 2.1, the security interest created by this Agreement shall not extend to, and the term “Collateral” shall not include, any Excluded Assets.

(d)            Notwithstanding anything to the contrary herein, no Pledgor shall be required to take any actions, other than the filings of the UCC-1 financing statements with respect to any Pledgor in the United States pursuant to Section 2.2(a) and delivery of certificates, agreements or instruments evidencing any Pledged Securities pursuant to Section 3.1 and 3.2, to perfect, preserve or protect the security interest in Foreign Collateral located outside of the United States, including for the avoidance of doubt, perfection in, preservation of or protection of any Intellectual Property Collateral, Intellectual Property Licenses or proprietary rights of any type or nature that are registered or exist outside of the United States and no representation, warranty or covenant relating thereto shall apply to any such Foreign Collateral.

(e)            Any Pledgor, current or future, may, by execution of a supplement or amendment to this Agreement or in a Joinder Agreement pursuant to Section 3.5, pledge additional specified assets while remaining an Equity Pledgor or Spectrum Pledgor, as the case may be, for purposes of this Agreement. No Pledgor shall be a Spectrum Pledgor unless expressly agreed to in writing by such Pledgor.

SECTION 2.2.        Filings. (a)  Each Pledgor hereby irrevocably authorizes the Collateral Agent at any time and from time to time to file in any relevant jurisdiction any financing statements and amendments thereto that contain the information required by Article 9 of the UCC of each applicable jurisdiction for the filing of any financing statement or amendment relating to the Collateral, including (i) whether such Pledgor is an organization, the type of organization and any organizational identification number issued to such Pledgor and (ii) any financing or continuation statements or other documents without the signature of such Pledgor where permitted by law, including, with respect to any Spectrum Pledgor, the filing of a financing statement describing the Collateral as “all assets now owned or hereafter acquired by the Pledgor or in which Pledgor otherwise has rights”. Each Pledgor agrees to provide all information described in the immediately preceding sentence to the Collateral Agent promptly upon request by the Collateral Agent.

(a)            Each Pledgor hereby ratifies its authorization for the Collateral Agent to file in any relevant jurisdiction any financing statements relating to the Collateral if filed prior to the date hereof.

(b)            Each Spectrum Pledgor hereby further authorizes the Collateral Agent to file filings with the United States Patent and Trademark Office or United States Copyright Office (or any successor office or any similar office in any other country), including this Agreement, a Copyright Security Agreement, a Patent Security Agreement and/or a Trademark Security Agreement, or other documents for the purpose of perfecting, confirming, continuing, enforcing or protecting the security interest granted by such Spectrum Pledgor hereunder, without the signature of such Spectrum Pledgor, and naming such Spectrum Pledgor, as debtor, and the Collateral Agent, as secured party.

(c)            Notwithstanding the foregoing authorizations, in no event shall the Collateral Agent be obligated to prepare or file any financing statements whatsoever, or to maintain the perfection of the security interest granted hereunder. Each Pledgor agrees to prepare, record and file, at its own expense, financing statements (and amendments or continuation statements when applicable) with respect to the Collateral now existing or hereafter created meeting the requirements of applicable state law in such manner and in such jurisdictions as are necessary to perfect and maintain perfected the Collateral, and to deliver a file stamped copy of each such financing statement or other evidence of filing to the Collateral Agent. Neither the Trustee nor the Collateral Agent shall be under any obligation whatsoever to file any such financing or continuation statements or to make any other filing under the UCC in connection with this Agreement.

ARTICLE III

PERFECTION; SUPPLEMENTS; FURTHER ASSURANCES;
USE OF PLEDGED COLLATERAL

SECTION 3.1.        Delivery of Certificated Securities Collateral. Each Pledgor represents and warrants that the Collateral Agent has a perfected first priority security interest in all Pledged Securities (in the case of Foreign Collateral, solely to the extent the UCC is applicable thereto) represented or evidenced by certificates, agreements or instruments in existence on the date hereof and pledged by it hereunder. Each Pledgor hereby agrees to promptly (but in any event within thirty (30) days of the execution and delivery of this Agreement or such longer period as the Collateral Agent may agree in its reasonable discretion) deliver to the Collateral Agent all certificates, agreements or instruments representing or evidencing the Securities Collateral (other than any Pledged Security credited on the books of a Clearing Corporation or a Securities Intermediary) in existence on the date hereof in suitable form for transfer by delivery or accompanied by duly executed instruments of transfer or assignment in blank. Each Pledgor hereby agrees that all certificates, agreements or instruments representing or evidencing Securities Collateral (other than any Pledged Security credited on the books of a Clearing Corporation or a Securities Intermediary) acquired by such Pledgor after the date hereof shall promptly (but in any event within thirty (30) days after receipt thereof by such Pledgor or such longer period as the Collateral Agent may agree in its reasonable discretion) be delivered to and held by or on behalf of the Collateral Agent pursuant hereto. All certificated Securities Collateral shall be in suitable form for transfer by delivery or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance reasonably satisfactory to the Collateral Agent. The Collateral Agent shall have the right, at any time upon the occurrence and during the continuance of any Event of Default, to endorse, assign or otherwise transfer to or to register in the name of the Collateral Agent or any of its nominees or endorse for negotiation any or all of the Securities Collateral, without any indication that such Securities Collateral is subject to the security interest hereunder. In addition, upon the occurrence and during the continuance of an Event of Default, the Collateral Agent shall have the right at any time to exchange certificates representing or evidencing Securities Collateral for certificates of smaller or larger denominations.

SECTION 3.2.        Perfection of Uncertificated Securities Collateral. Each Pledgor represents and warrants that the Collateral Agent has a perfected first priority security interest in all uncertificated Pledged Securities (in the case of Foreign Collateral, solely to the extent the UCC is applicable thereto) pledged by it hereunder that are in existence on the date hereof. Each Pledgor hereby agrees that if any of the Pledged Securities are at any time not evidenced by certificates of ownership, then each applicable Pledgor shall, to the extent permitted by applicable law, (i) cause, or with respect to any issuer other than a Subsidiary of the Issuer, use commercially reasonable efforts to cause, the issuer to execute and deliver to the Collateral Agent an acknowledgment of the pledge of such Pledged Securities substantially in the form of Exhibit 1 hereto or such other form that is reasonably satisfactory to the Collateral Agent, (ii) if necessary to perfect a security interest in such Pledged Securities, use commercially reasonable efforts to cause such pledge to be recorded on the equityholder register or the books of the issuer, execute any customary pledge forms or other documents necessary or appropriate to complete the pledge and give the Collateral Agent the right to transfer such Pledged Securities under the terms hereof upon an Event of Default, and (iii) after the occurrence and during the continuance of any Event of Default upon the reasonable request of the Collateral Agent, as directed by the applicable Secured Parties, cause, or with respect to any issuer other than a Subsidiary of the Issuer, use commercially reasonable efforts to cause, (A) the Organizational Documents of each such issuer that is a Subsidiary of the Issuer to be amended to provide that such Pledged Securities shall be treated as “securities” for purposes of the UCC and (B) such Pledged Securities to become certificated and delivered to the Collateral Agent in accordance with the provisions of Section 3.1; provided, however, that with respect to any issuer other than a Subsidiary of the Issuer such commercially reasonable efforts shall not require any Pledgor to make out-of-pocket expenditures (other than reasonable attorney’s fees and any other reasonable and customary costs required to satisfy the items set forth in clauses (i), (ii) and (iii) of this Section 3.2, but specifically excluding the payment of any consideration or other compensation to any issuer or any other Person).

SECTION 3.3.        Financing Statements and Other Filings; Maintenance of Perfected Security Interest. Each Pledgor represents and warrants that all financing statements, agreements, instruments and other documents necessary to perfect the security interest granted by it to the Collateral Agent in respect of the Pledged Collateral have been delivered to the Collateral Agent in completed and, to the extent necessary or appropriate, duly executed form for filing in each governmental, municipal or other office specified in Schedule 6 to the Perfection Certificate. Each Pledgor agrees that at its sole cost and expense, such Pledgor will maintain the security interest created by this Agreement in the Pledged Collateral as a perfected first priority security interest subject only to Permitted Liens and file all UCC-3 continuations statements necessary to continue the perfection of the security interest created by this Agreement.

SECTION 3.4.        Other Actions. In order to further ensure the attachment, perfection and priority of, and the ability of the Collateral Agent to enforce, the Collateral Agent’s security interest in the Pledged Collateral, each Spectrum Pledgor represents and warrants (as to itself) as follows and agrees, in each case at such Spectrum Pledgor’s own expense, to take the following actions with respect to the following Pledged Collateral:

(a)            Instruments. If any amount then payable under or in connection with any of the Pledged Collateral shall be evidenced by any Instrument, and such amount, together with all amounts payable evidenced by any Instrument outstanding at such time (other than checks and other payment instruments received and collected in the Ordinary Course of Business) and not previously delivered to the Collateral Agent exceeds $15,000,000 in the aggregate for all Spectrum Pledgors, the Spectrum Pledgor acquiring such Instrument shall promptly (but in any event within thirty (30) days after receipt thereof) endorse, assign and deliver the same to the Collateral Agent, accompanied by such instruments of transfer or assignment duly executed in blank as the Collateral Agent may from time to time specify.

(b)            [Reserved].

(c)            [Reserved].

(d)            Commercial Tort Claims. As of the date hereof, each Spectrum Pledgor hereby represents and warrants that it hold no Commercial Tort Claims in an amount in excess of $50,000,000 individually other than those listed in the Schedule 2 hereto. If any Spectrum Pledgor shall at any time hold or acquire a Commercial Tort Claim in an amount in excess of $20,000,000, such Spectrum Pledgor shall promptly (in any event within thirty (30) days after acquisition thereof) notify the Collateral Agent in writing signed by such Spectrum Pledgor of the brief details thereof and grant to the Collateral Agent in such writing a security interest therein and in the Proceeds thereof, all upon the terms of this Agreement, with such writing to be in such form and substance as is reasonably necessary to grant a security interest in such Commercial Tort Claim.

(e)            Insurance. In the event a Spectrum Pledgor acquires any material asset other than the Spectrum Collateral that is covered by the material property and liability policies maintained by or on behalf of such Spectrum Pledgor, such Spectrum Pledgor shall take commercially reasonable efforts to promptly (but in any event within ninety (90) days thereafter or as soon as practicable thereafter using commercially reasonable efforts) deliver to the Collateral Agent (i) certificates evidencing such policies and (ii) endorsements with respect to such policies which cause such policies to (a) name the Collateral Agent, on behalf of the Secured Parties, as an additional insured thereunder and (b) contain a lenders loss payable/mortgagee clause or endorsement that names the Collateral Agent, on behalf of the Secured Parties, as the lenders loss payee/mortgagee thereunder, with thirty (30) days’ notice of cancellation, non-renewal or material change.

SECTION 3.5.        Joinder of Additional Guarantors. The Pledgors shall cause each Subsidiary of the Issuer which, from time to time, after the date hereof shall be required to pledge any assets to the Collateral Agent for the benefit of the Secured Parties pursuant to the provisions of any Secured Agreement, (a) to execute and deliver to the Collateral Agent (i) a Joinder Agreement substantially in the form of Exhibit 3 hereto and (ii) a Perfection Certificate, in each case, within thirty (30) days of the date on which it was acquired or created or (b) in the case of a Subsidiary organized outside of the United States required to pledge any assets to the Collateral Agent, to execute and deliver to the Collateral Agent such documentation as the Collateral Agent shall reasonably request and, in each case with respect to clauses (a) and (b) above, upon such execution and delivery, such Subsidiary shall constitute a “Pledgor” for all purposes hereunder with the same force and effect as if originally named as a Guarantor and Pledgor herein. For the avoidance of doubt, no Subsidiary that becomes a Pledgor pursuant to this Section 3.5 shall be a Spectrum Pledgor unless expressly stated in such Joinder Agreement. The execution and delivery of such Joinder Agreement shall not require the consent of any Pledgor hereunder. The rights and obligations of each Pledgor hereunder shall remain in full force and effect notwithstanding the addition of any new Pledgor as a party to this Agreement.

SECTION 3.6.        Supplements; Further Assurances. Each Pledgor shall take such further actions, and execute and/or deliver to the Collateral Agent such additional financing statements, amendments, assignments, agreements, supplements, powers and instruments, as is reasonably necessary in order to create, perfect, preserve and protect the security interest in the Pledged Collateral as provided herein and the rights and interests granted to the Collateral Agent hereunder, to carry into effect the purposes hereof or better to assure and confirm the validity, enforceability and priority of the Collateral Agent’s security interest in the Pledged Collateral or permit the Collateral Agent to exercise and enforce its rights, powers and remedies hereunder with respect to any Pledged Collateral, including the filing of financing statements, continuation statements and other documents (including this Agreement) under the UCC (or other similar laws) in effect in any jurisdiction with respect to the security interest created hereby and the execution and delivery of Control Agreements, all in form and substance reasonably satisfactory to the Collateral Agent and in such offices (including the United States Patent and Trademark Office and the United States Copyright Office, as applicable) wherever required by law to perfect, continue and maintain the validity, enforceability and priority of the security interest in the Pledged Collateral as provided herein and to preserve the other rights and interests granted to the Collateral Agent hereunder, as against third parties, with respect to the Pledged Collateral. Without limiting the generality of the foregoing, each Pledgor shall make, execute, endorse, acknowledge, file or refile and/or deliver to the Collateral Agent from time to time upon reasonable request by the Collateral Agent such lists, schedules, descriptions and designations of the Pledged Collateral, copies of warehouse receipts, receipts in the nature of warehouse receipts, bills of lading, documents of title, vouchers, invoices, schedules, confirmatory assignments, supplements, additional security agreements, conveyances, financing statements, transfer endorsements, powers of attorney, certificates, reports and other assurances or instruments as the Collateral Agent shall reasonably request. If an Event of Default has occurred and is continuing, the Collateral Agent may institute and maintain, in its own name or in the name of any Pledgor, such suits and proceedings as the Collateral Agent may be advised by counsel shall be necessary or expedient to prevent any impairment of the security interest in or the perfection thereof in the Pledged Collateral. All of the foregoing shall be at the sole cost and expense of the Pledgors.

ARTICLE IV

REPRESENTATIONS, WARRANTIES AND COVENANTS

Each Pledgor represents, warrants and covenants as follows:

SECTION 4.1.        Title. Except for the security interest granted to the Collateral Agent for the ratable benefit of the Secured Parties pursuant to this Agreement and Permitted Liens, such Pledgor owns and has rights and, as to Pledged Collateral acquired by it from time to time after the date hereof, will own and have rights in each item of Pledged Collateral pledged by it hereunder, free and clear of any and all Liens or claims of others, other than Permitted Liens.

SECTION 4.2.        Validity of Security Interest. The security interest in and Lien on the Collateral granted to the Collateral Agent for the benefit of the Secured Parties hereunder constitutes (a) a legal and valid security interest in all the Pledged Collateral securing the payment of the Secured Obligations, and (b) subject to the filings and other actions described in Schedule 6 to the Perfection Certificate (to the extent required to be listed on the schedules to the Perfection Certificate as of the date this representation is made or deemed made), a perfected security interest in all the Pledged Collateral to the extent a security interest therein can be perfected by the making of such filings and the taking of such actions.

SECTION 4.3.        Defense of Claims; Transferability of Pledged Collateral. Subject to the provisions of the Indenture, each Pledgor shall, at its own cost and expense, defend title to the Pledged Collateral pledged by it hereunder and the security interest therein and Lien thereon granted to the Collateral Agent and the priority thereof against all claims and demands of all Persons, at its own cost and expense, at any time claiming any interest therein adverse to the Collateral Agent or any other Secured Party other than Permitted Liens. There is no agreement, order, judgment or decree, and no Pledgor shall enter into any agreement or take any other action, that would restrict the transferability of any of the Pledged Collateral or otherwise impair or conflict with such Pledgor’s obligations or the rights of the Collateral Agent hereunder.

SECTION 4.4.        Other Financing Statements. It has not filed, nor authorized any third party to file (nor will there be), any valid or effective financing statement (or similar statement, instrument of registration or public notice under the law of any jurisdiction) covering or purporting to cover any interest of any kind in the Pledged Collateral, except such as have been filed in favor of the Collateral Agent pursuant to this Agreement or in favor of any holder of a Permitted Lien with respect to such Permitted Lien or financing statements or public notices relating to the termination statements listed on Schedule 7 to the Perfection Certificate. No Pledgor shall execute, authorize or permit to be filed in any public office any financing statement (or similar statement, instrument of registration or public notice under the law of any jurisdiction) relating to any Pledged Collateral, except financing statements and other statements and instruments filed or to be filed in respect of and covering the security interests granted by such Pledgor to the holder of the Permitted Liens.

SECTION 4.5.        Chief Executive Office; Change of Name; Jurisdiction of Organization.

(a)            No Pledgor will effect any change (i) to its legal name, (ii) in the location of any Pledgor’s chief executive office, (iii) in its identity or organizational structure, (iv) in its organizational identification number, if any, or (v) in its jurisdiction of organization (in each case, including by merging with or into any other entity, reorganizing, dissolving, liquidating, reorganizing or organizing in any other jurisdiction), unless (A) it shall have given the Collateral Agent not less than ten (10) days prior (or such lesser period agreed to by the Collateral Agent) written notice of its intention to do so and clearly describing such change and providing such other information in connection therewith as necessary and appropriate and as the Collateral Agent may reasonably request and (B) it shall have taken all action reasonably necessary to maintain the perfection and priority of the security interest of the Collateral Agent for the benefit of the Secured Parties in the Collateral, if applicable. Each Pledgor agrees to promptly provide the Collateral Agent with certified Organizational Documents reflecting any of the changes described in the preceding sentence. Each Pledgor also agrees to promptly notify the Collateral Agent of any change in the location of any office in which it maintains books or records relating to Pledged Collateral owned by it or any office or facility at which Pledged Collateral is located (including the establishment of any such new office or facility).

(b)            The Collateral Agent shall have no duty to inquire about any of the changes described in clause (a) above.

SECTION 4.6.        [Reserved].

SECTION 4.7.        Due Authorization and Issuance. All of the Pledged Securities that are Equity Interests issued by the Pledgors existing on the date hereof have been, and to the extent any such Pledged Securities are hereafter issued, such Pledged Securities will be, upon such issuance, duly authorized, validly issued and fully paid and non-assessable to the extent applicable. There is no amount or other obligation owing by any Pledgor to the issuer of such Pledged Securities in exchange for or in connection with the issuance of the Pledged Securities or any Pledgor’s status as a partner or a member of any issuer of the Pledged Securities.

SECTION 4.8.        Consents, etc. In the event that the Collateral Agent desires to exercise any remedies, voting or consensual rights or attorney-in-fact powers set forth in this Agreement and determines it necessary to obtain any approvals or consents of any Governmental Authority or any other Person therefor, then, upon the reasonable request of the Collateral Agent, such Pledgor agrees to use its commercially reasonable efforts to assist and aid the Collateral Agent to obtain as soon as practicable any necessary approvals or consents for the exercise of any such remedies, rights and powers; provided, however, that such commercially reasonable efforts shall not require any Pledgor to make out-of-pocket expenditures (other than reasonable attorney’s fees and expenses and any other reasonable and customary costs required to obtain such necessary approvals or consents, but specifically excluding the payment of any consideration or other compensation to any Person).

SECTION 4.9.        Pledged Collateral. All information set forth herein, including the schedules hereto, and all information contained in any documents, schedules and lists heretofore delivered to any Secured Party, including the Perfection Certificate and the schedules thereto, in connection with this Agreement, in each case, relating to the Pledged Collateral, is accurate and complete in all material respects. The Pledged Collateral described on the schedules to the Perfection Certificate constitutes all of the property of such type of Pledged Collateral owned or held by the applicable Pledgors.

SECTION 4.10.        Insurance. In the event that the proceeds of any insurance claim are paid to any Spectrum Pledgor after the Collateral Agent has exercised its right to foreclose after an Event of Default, such Net Cash Proceeds shall be held in trust for the benefit of the Collateral Agent and immediately after receipt thereof shall be paid to the Collateral Agent for application in accordance with Section 10.1.

ARTICLE V

CERTAIN PROVISIONS CONCERNING SECURITIES COLLATERAL

SECTION 5.1.        Pledge of Additional Securities Collateral. Each Pledgor shall, upon obtaining any Pledged Securities or (solely in the case of the Spectrum Pledgor) Intercompany Notes of any Person, accept the same in trust for the benefit of the Collateral Agent and promptly (but in any event within five (5) Business Days after receipt thereof) deliver to the Collateral Agent a pledge amendment, duly executed by such Pledgor, in substantially the form of Exhibit 2 hereto (each, a “Pledge Amendment”), and the certificates and other documents required under Section 3.1 and Section 3.2 hereof in respect of the additional Pledged Securities or Intercompany Notes which are to be pledged pursuant to this Agreement, and confirming the attachment of the Lien hereby created on and in respect of such additional Pledged Securities or Intercompany Notes. Each Pledgor hereby authorizes the Collateral Agent to attach each Pledge Amendment to this Agreement and agrees that all Pledged Securities or Intercompany Notes listed on any Pledge Amendment delivered to the Collateral Agent shall for all purposes hereunder be considered Pledged Collateral. For the avoidance of doubt, nothing in this Section 5.1 shall create any security interest in any other securities or other assets of the Equity Pledgors unless such Equity Pledgor expressly agrees in writing.

SECTION 5.2.        Voting Rights; Distributions; etc.

(a)            So long as no Event of Default shall have occurred and be continuing:

(i)            Each Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Securities Collateral or any part thereof for any purpose not inconsistent with the terms or purposes hereof, the Secured Agreements or any other document evidencing the Secured Obligations; provided, however, that no Pledgor shall in any event exercise such rights in any manner which could reasonably be expected to have a material adverse effect on the ability of the Pledgors to satisfy their obligations under the Secured Agreements or on the Collateral Agent’s ability to exercise its rights and remedies under the Secured Agreements.

(ii)            Each Pledgor shall be entitled to receive and retain, and to utilize free and clear of the Lien hereof, any and all Distributions, but only if and to the extent made in accordance with the provisions of the Secured Agreements; provided, however, that any and all such Distributions received by any Pledgor and consisting of rights or interests in the form of securities shall be forthwith delivered to the Collateral Agent to hold as Pledged Collateral and shall be received in trust for the benefit of the Collateral Agent, be segregated from the other property or funds of such Pledgor and be promptly (but in any event within five (5) Business Days after receipt thereof) delivered to the Collateral Agent as Pledged Collateral in the same form as so received (with any necessary endorsement).

(b)            So long as no Event of Default shall have occurred and be continuing, the Collateral Agent shall be deemed without further action or formality to have granted to each Pledgor all necessary consents relating to voting rights and shall, if necessary, upon written request of any Pledgor and at the sole cost and expense of the Pledgors, from time to time execute and deliver (or cause to be executed and delivered) to such Pledgor all such instruments as such Pledgor may reasonably request in order to permit such Pledgor to exercise the voting and other rights which it is entitled to exercise pursuant to Section 5.2(a)(i) hereof and to receive the Distributions which it is authorized to receive and retain pursuant to Section 5.2(a)(ii) hereof.

(c)            Upon the occurrence and during the continuance of any Event of Default:

(i)            All rights of such Pledgor to exercise the voting and other consensual rights it would otherwise be entitled to exercise pursuant to Section 5.2(a)(i) hereof shall immediately cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall thereupon have the sole right to exercise such voting and other consensual rights.

(ii)            All rights of such Pledgor to receive Distributions which it would otherwise be authorized to receive and retain pursuant to Section 5.2(a)(ii) hereof shall immediately cease and all such rights shall thereupon become vested in the Collateral Agent, which shall thereupon have the sole right to receive and hold as Pledged Collateral such Distributions.

(d)            Each Pledgor shall, at its sole cost and expense, from time to time execute and deliver to the Collateral Agent appropriate instruments as the Collateral Agent may reasonably request in order to permit the Collateral Agent to exercise the voting and other rights which it may be entitled to exercise pursuant to Section 5.2(c)(i) hereof and to receive all Distributions which it may be entitled to receive under Section 5.2(c)(ii) hereof.

(e)            All Distributions which are received by any Pledgor contrary to the provisions of Section 5.2(a)(ii) hereof shall be received in trust for the benefit of the Collateral Agent, shall be segregated from other funds of such Pledgor and shall immediately be paid over to the Collateral Agent as Pledged Collateral in the same form as so received (with any necessary endorsement).

SECTION 5.3.        Defaults, etc. Each Pledgor hereby represents and warrants that (i) such Pledgor is not in default in the payment of any portion of any mandatory capital contribution, if any, required to be made under any agreement to which such Pledgor is a party relating to the Pledged Securities pledged by it that are Equity Interests issued by the Pledgors existing on the date hereof, and such Pledgor is not in violation of any other provisions of any such agreement to which such Pledgor is a party, or otherwise in default or violation thereunder and (ii) no Securities Collateral pledged by such Pledgor is subject to any defense, offset or counterclaim that has been asserted or alleged against such Pledgor by any Person with respect thereto.

SECTION 5.4.        Certain Agreements of Pledgors as Issuers and Holders of Equity Interests.

(a)            In the case of each Pledgor which is an issuer of Securities Collateral, such Pledgor agrees to be bound by the terms of this Agreement relating to the Securities Collateral issued by it and will comply with such terms insofar as such terms are applicable to it to the extent permitted by law.

(b)            In the case of each Pledgor which is a partner, shareholder or member, as the case may be, in a partnership, limited liability company or other entity, to the extent permitted by law such Pledgor hereby consents to the extent required by the applicable Organizational Document to the pledge by each other Pledgor, pursuant to the terms hereof, of the Pledged Securities in such partnership, limited liability company or other entity and, upon the occurrence and during the continuance of an Event of Default, to the transfer of such Pledged Securities to the Collateral Agent or its nominee and to the substitution of the Collateral Agent or its nominee as a substituted partner, shareholder or member in such partnership, limited liability company or other entity with all the rights, powers and duties of a general partner, limited partner, shareholder or member, as the case may be.

ARTICLE VI

CERTAIN PROVISIONS CONCERNING INTELLECTUAL
PROPERTY COLLATERAL

SECTION 6.1.        Grant of Intellectual Property License. For the purpose of enabling the Collateral Agent, during the continuance of an Event of Default, to exercise rights and remedies under Article IX hereof at such time as the Collateral Agent shall be lawfully entitled to exercise such rights and remedies, and for no other purpose, each Spectrum Pledgor hereby grants to the Collateral Agent effective upon such Event of Default, to the extent assignable, an irrevocable, non-exclusive license to use or sublicense any of the Intellectual Property Collateral now owned or hereafter acquired by such Spectrum Pledgor. Such license shall include access to all media in which any of the licensed items may be recorded or stored and to all computer programs used for the compilation or printout hereof.

SECTION 6.2.        Protection of Collateral Agent’s Security. On a continuing basis, each Spectrum Pledgor shall, at its sole cost and expense, (i) promptly following its becoming aware thereof, notify the Collateral Agent of any final adverse determination (exclusive of office actions and similar administrative proceedings) in any proceeding or the institution of any proceeding in any federal, state or local court or administrative body or in the United States Patent and Trademark Office or the United States Copyright Office regarding any Material Intellectual Property Collateral, such Spectrum Pledgor’s right to register such Material Intellectual Property Collateral or its right to keep and maintain such registration in full force and effect, (ii) maintain all Material Intellectual Property Collateral as presently used and operated, to the extent such Spectrum Pledgor would maintain the collateral in the normal course, (iii) not permit to lapse or become abandoned any Material Intellectual Property Collateral, and not settle or compromise any pending or future litigation or administrative proceeding with respect to any such Material Intellectual Property Collateral, in either case except as shall be consistent with commercially reasonable business judgment, (iv) upon such Spectrum Pledgor obtaining knowledge thereof, promptly notify the Collateral Agent in writing of any event which may be reasonably expected to materially and adversely affect the Spectrum Pledgor’s rights to any Material Intellectual Property Collateral or the rights and remedies of the Collateral Agent in relation thereto including a levy or threat of levy or any legal process against any Material Intellectual Property Collateral, (v) not license any Intellectual Property Collateral other than licenses entered into by such Spectrum Pledgor in, or incidental to, the Ordinary Course of Business or in such manner as would not otherwise be reasonably expected to have a material and adverse affect on the Spectrum Pledgor’s rights to such collateral, or amend or permit the amendment of any of the licenses in a manner other than in the Ordinary Course of Business that materially and adversely affects the right to receive payments thereunder, or in any manner other than in the Ordinary Course of Business that would materially impair the Spectrum Pledgor’s rights to any Intellectual Property Collateral, or the Lien on and security interest in the Intellectual Property Collateral created therein hereby, (vi) diligently keep adequate records respecting the registrations for all Intellectual Property Collateral and (vii) furnish to the Collateral Agent from time to time upon the Collateral Agent’s reasonable request therefor reasonably detailed statements and amended schedules further identifying and describing the Intellectual Property Collateral and such other materials evidencing or reports pertaining to any Intellectual Property Collateral as the Collateral Agent may from time to time reasonably request.

SECTION 6.3.        After-Acquired Property. If any Spectrum Pledgor shall at any time after the date hereof (i) obtain any rights to any additional Intellectual Property Collateral that are registered with a Governmental Authority or the subject of a pending application for such registration or (ii) become entitled to the benefit of any additional Intellectual Property Collateral that are registered with a Governmental Authority or the subject of a pending application for such registration or any renewal or extension thereof, including any reissue, division, continuation, or continuation-in-part of any Intellectual Property Collateral, or any improvement on any Intellectual Property Collateral, or if any intent-to use trademark application is no longer subject to clause (e) of the definition of “Excluded Assets,” the provisions hereof shall automatically apply thereto and any such item enumerated in the preceding clause (i) or (ii) shall automatically constitute Pledged Collateral as if such would have constituted Pledged Collateral at the time of execution hereof and be subject to the Lien and security interest created by this Agreement without further action by any party. Each Spectrum Pledgor shall reasonably promptly (and in any event within thirty (30) days after the end of each calendar year in its annual reporting statement) provide to the Collateral Agent (a) written notice of all such then current Intellectual Property Collateral that are part of the Pledged Collateral that are registered with a Governmental Authority or the subject of a pending application for such registration (other than confidential, non-published applications), and (b) confirm the attachment of the Lien and security interest created by this Agreement to any rights described in clauses (i) and (ii) above by execution of an instrument in form reasonably necessary to grant such a security interest to the Collateral Agent and the filing of any instruments or statements as shall be reasonably necessary to create, preserve, protect or perfect the Collateral Agent’s security interest in such Intellectual Property Collateral that are part of the Pledged Collateral, including recording with the United States Patent and Trademark office and the United States Copyright office, as applicable. Further, each Spectrum Pledgor authorizes the Collateral Agent as directed by the applicable Secured Parties to modify this Agreement by amending Schedules 9(a) and 9(b) to the Perfection Certificate to include any Intellectual Property Collateral of such Spectrum Pledgor acquired or arising after the date hereof that are Pledged Collateral.

SECTION 6.4.        Litigation. Unless there shall occur and be continuing any Event of Default, each Spectrum Pledgor shall have the right to commence and prosecute in its own name, as the party in interest, for its own benefit and at the sole cost and expense of the Spectrum Pledgors, such applications for protection of the Intellectual Property Collateral and suits, proceedings or other actions to prevent the infringement, counterfeiting, unfair competition, dilution, diminution in value or other damage as are necessary to protect the Intellectual Property Collateral. Upon the occurrence and during the continuance of any Event of Default, the Collateral Agent shall have the right (in conjunction with the Spectrum Pledgor) but shall in no way be obligated to file applications for protection of the Intellectual Property Collateral and/or bring suit in the name of any Spectrum Pledgor, the Collateral Agent or the Secured Parties to enforce the Intellectual Property Collateral and any license thereunder. In the event of such suit, each Spectrum Pledgor shall, at the reasonable request of the Collateral Agent, do any and all lawful acts and execute any and all documents requested by the Collateral Agent in aid of such enforcement and the Spectrum Pledgors shall promptly reimburse and indemnify the Collateral Agent for all costs and expenses incurred by the Collateral Agent in the exercise of its rights under this Section 6.4 in accordance with Section 7.07 of the Indenture. In the event that the Collateral Agent shall elect not to bring suit to enforce the Intellectual Property Collateral, each Spectrum Pledgor agrees, at the reasonable request of the Collateral Agent, to take all commercially reasonable actions necessary, whether by suit, proceeding or other action, to prevent the infringement, counterfeiting, unfair competition, dilution, diminution in value of or other damage to any of the Intellectual Property Collateral by any Person in each case as shall be consistent with commercially reasonable business judgment.

ARTICLE VII

CERTAIN PROVISIONS CONCERNING RECEIVABLES

SECTION 7.1.        Maintenance of Records. Each Spectrum Pledgor shall keep and maintain at its own cost and expense complete records of each Receivable, including records of all payments received, all credits granted thereon, all merchandise returned and all other documentation relating thereto, in each case to the extent, and in a manner, consistent with prudent business practice or current business practice. Each Spectrum Pledgor shall, at such Spectrum Pledgor’s sole cost and expense, upon the Collateral Agent’s reasonable demand made at any time after the occurrence and during the continuance of any Event of Default, to the extent permitted by law, promptly deliver all tangible evidence of Receivables, including all documents evidencing Receivables and any books and records relating thereto to the Collateral Agent or to its representatives (copies of which evidence and books and records may be retained by such Spectrum Pledgor). Upon the occurrence and during the continuance of any Event of Default, to the extent permitted by law the Collateral Agent may transfer a full and complete copy of any Spectrum Pledgor’s books, records, credit information, reports, memoranda and all other writings relating to the Receivables to and for the use by any Person that has acquired or is contemplating acquisition of an interest in the Receivables or the Collateral Agent’s security interest therein without the consent of any Spectrum Pledgor.

SECTION 7.2.        Legend. If an Event of Default has occurred and is continuing, each Spectrum Pledgor shall legend the Receivables and the other books, records and documents of such Spectrum Pledgor evidencing or pertaining to the Receivables with an appropriate reference to the fact that the Receivables have been assigned to the Collateral Agent for the benefit of the Secured Parties and that the Collateral Agent has a security interest therein.

ARTICLE VIII

TRANSFERS

SECTION 8.1.        Transfers of Pledged Collateral. No Pledgor shall sell, convey, assign or otherwise dispose of, or grant any option with respect to, any of the Pledged Collateral or Foreign Collateral pledged by it hereunder except as expressly permitted by the Secured Agreements.

ARTICLE IX

REMEDIES

SECTION 9.1.        Remedies.

(a)            Upon the occurrence and during the continuance of any Event of Default, the Collateral Agent may to the extent permitted by law from time to time exercise in respect of the Pledged Collateral and the Foreign Collateral, in addition to the other rights and remedies provided for herein or otherwise available to it, the following remedies:

(i)            Personally, or by agents or attorneys, immediately take possession of the Pledged Collateral and the Foreign Collateral or any part thereof, from any Pledgor or any other Person who then has possession of any part thereof, and for that purpose may enter upon any Pledgor’s premises where any of the Pledged Collateral or Foreign Collateral is located, remove such Pledged Collateral or Foreign Collateral, remain present at such premises to receive copies of all communications and remittances relating to the Pledged Collateral and Foreign Collateral and use in connection with such removal and possession any and all services, supplies, aids and other facilities of any Pledgor;

(ii)            Demand, sue for, collect or receive any money or property at any time payable or receivable in respect of the Pledged Collateral and Foreign Collateral including instructing the obligor or obligors on any agreement, instrument or other obligation constituting part of the Pledged Collateral or Foreign Collateral to make any payment required by the terms of such agreement, instrument or other obligation directly to the Collateral Agent, and in connection with any of the foregoing, compromise, settle, extend the time for payment and make other modifications with respect thereto; provided, however, that in the event that any such payments are made directly to any Pledgor, prior to receipt by any such obligor of such instruction, such Pledgor shall segregate all amounts received pursuant thereto in trust for the benefit of the Collateral Agent and shall promptly (but in no event later than one (1) Business Day after receipt thereof) pay such amounts to the Collateral Agent;

(iii)            Sell, assign, grant a license to use or otherwise liquidate, or direct any Pledgor to sell, assign, grant a license to use or otherwise liquidate, any and all investments made in whole or in part with the Pledged Collateral and Foreign Collateral or any part thereof, and take possession of the proceeds of any such sale, assignment, license or liquidation;

(iv)            Take possession of the Pledged Collateral and Foreign Collateral or any part thereof, by directing any Pledgor in writing to deliver the same to the Collateral Agent at any place or places so designated by the Collateral Agent, in which event such Pledgor shall at its own expense: (A) forthwith cause the same to be moved to the place or places designated by the Collateral Agent and therewith delivered to the Collateral Agent, (B) store and keep any Pledged Collateral and Foreign Collateral so delivered to the Collateral Agent at such place or places pending further action by the Collateral Agent and (C) while the Pledged Collateral or Foreign Collateral shall be so stored and kept, provide such security and maintenance services as shall be necessary to protect the same and to preserve and maintain them in good condition. Each Pledgor’s obligation to deliver the Pledged Collateral and Foreign Collateral as contemplated in this Section 9.1(iv) is of the essence hereof. Upon application to a court of equity having jurisdiction, the Collateral Agent shall be entitled to a decree requiring specific performance by any Pledgor of such obligation;

(v)            Withdraw all moneys, instruments, securities and other property in any bank, financial securities, deposit or other account of any Pledgor constituting Pledged Collateral or Foreign Collateral for application to the Secured Obligations as provided in Article X hereof;

(vi)            Retain and apply the Distributions to the Secured Obligations as provided in Article X hereof;

(vii)            Exercise any and all rights as beneficial and legal owner of the Pledged Collateral and Foreign Collateral, including perfecting assignment of and exercising any and all voting, consensual and other rights and powers with respect to any Pledged Collateral or Foreign Collateral; and

(viii)            Exercise all the rights and remedies of a secured party on default under the Uniform Commercial Code of any applicable jurisdiction, and the Collateral Agent may also, without notice except as specified in Section 9.2 hereof, sell, assign or grant a license to use the Pledged Collateral and Foreign Collateral or any part thereof in one or more parcels at public or private sale, at any exchange, broker’s board or at any of the Collateral Agent’s offices or elsewhere, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as the Collateral Agent may deem commercially reasonable. The Collateral Agent or any other Secured Party or any of their respective Affiliates may be the purchaser, licensee, assignee or recipient of the Pledged Collateral and Foreign Collateral or any part thereof at any such sale and shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Pledged Collateral and Foreign Collateral sold, assigned or licensed at such sale, to use and apply any of the Secured Obligations owed to such Person as a credit on account of the purchase price of the Pledged Collateral and Foreign Collateral or any part thereof payable by such Person at such sale. Each purchaser, assignee, licensee or recipient at any such sale shall acquire the property sold, assigned or licensed absolutely free from any claim or right on the part of any Pledgor, and each Pledgor hereby waives, to the fullest extent permitted by law, all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. The Collateral Agent shall not be obligated to make any sale of the Pledged Collateral or Foreign Collateral or any part thereof regardless of notice of sale having been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Each Pledgor hereby waives, to the fullest extent permitted by law, any claims against the Collateral Agent arising by reason of the fact that the price at which the Pledged Collateral and Foreign Collateral or any part thereof may have been sold, assigned or licensed at such a private sale was less than the price which might have been obtained at a public sale, even if the Collateral Agent accepts the first offer received and does not offer such Pledged Collateral or Foreign Collateral to more than one offeree.

(b)            Except as provided in the succeeding sentence, if an Event of Default has occurred and is continuing, the Collateral Agent will only be permitted, subject to applicable law, to exercise remedies and sell the Pledged Collateral and the Foreign Collateral under this Agreement at the direction of the holders of a majority in the aggregate principal amount of the outstanding Secured Obligations. If the Collateral Agent shall not have received appropriate instruction within ten (10) days of a request therefor from the applicable Secured Parties or their representatives (or such shorter period as reasonably may be specified in such notice or as may be necessary under the circumstances) it may, but shall be under no duty to, take or refrain from taking such action as it shall deem to be in the best interests of the Secured Parties and the Collateral Agent shall have no liability to any Person for such action or inaction. The Collateral Agent shall be authorized to take, but shall not be required to take, and shall in no event have any liability for the taking, any delay in taking or the failure to take, such actions with regard to a Default or an Event of Default which the Collateral Agent, in good faith, believes to be reasonably required to promote and protect the interests of the Secured Parties and to preserve the value of the Pledged Collateral and the Foreign Collateral and shall give the Secured Parties appropriate notice of such action. Any action taken or not taken without the vote of any Secured Party or Secured Party under this Section 9.1(b) shall nevertheless be binding on such Secured Party or Secured Parties.

SECTION 9.2.        Notice of Sale. Each Pledgor acknowledges and agrees that, to the extent notice of sale or other disposition of the Pledged Collateral and Foreign Collateral or any part thereof shall be required by law, ten (10) Business Days’ prior notice to such Pledgor of the time and place of any public sale or of the time after which any private sale or other intended disposition is to take place shall be commercially reasonable notification of such matters. No notification need be given to any Pledgor if it has signed, after the occurrence of such Event of Default, a statement renouncing or modifying any right to notification of sale or other intended disposition.

SECTION 9.3.        Waiver of Notice and Claims. Each Pledgor hereby waives, to the fullest extent permitted by applicable law, notice or judicial hearing in connection with the Collateral Agent’s taking possession or the Collateral Agent’s disposition of the Pledged Collateral or Foreign Collateral or any part thereof, including any and all prior notice and hearing for any prejudgment remedy or remedies and any such right which such Pledgor would otherwise have under law, and each Pledgor hereby further waives, to the fullest extent permitted by applicable law: (i) all damages occasioned by such taking of possession, (ii) all other requirements as to the time, place and terms of sale or other requirements with respect to the enforcement of the Collateral Agent’s rights hereunder and (iii) all rights of redemption, appraisal, valuation, stay, extension or moratorium now or hereafter in force under any applicable law. The Collateral Agent shall not be liable for any incorrect or improper payment made pursuant to this Article IX in the absence of gross negligence or willful misconduct on the part of the Collateral Agent. Any sale of, or the grant of options to purchase, or any other realization upon, any Pledged Collateral or Foreign Collateral shall operate to divest all right, title, interest, claim and demand, either at law or in equity, of the applicable Pledgor therein and thereto, and shall be a perpetual bar both at law and in equity against such Pledgor and against any and all Persons claiming or attempting to claim the Pledged Collateral or Foreign Collateral so sold, optioned or realized upon, or any part thereof, from, through or under such Pledgor.

SECTION 9.4.        Certain Sales of Pledged Collateral and Foreign Collateral.

(a)            Each Pledgor recognizes that, by reason of certain prohibitions contained in law, rules, regulations or orders of any Governmental Authority, the Collateral Agent may be compelled, with respect to any sale of all or any part of the Pledged Collateral and Foreign Collateral, to limit purchasers to those who meet the requirements of such Governmental Authority. Each Pledgor acknowledges that any such sales may be at prices and on terms less favorable to the Collateral Agent than those obtainable through a public sale without such restrictions, and, notwithstanding such circumstances, agrees that any such restricted sale shall be deemed to have been made in a commercially reasonable manner and that, except as may be required by applicable law, the Collateral Agent shall have no obligation to engage in public sales.

(b)            Each Pledgor recognizes that, by reason of certain prohibitions contained in the Securities Act, and applicable state securities laws, the Collateral Agent may be compelled, with respect to any sale of all or any part of the Securities Collateral and Investment Property, to limit purchasers to Persons who will agree, among other things, to acquire such Securities Collateral or Investment Property for their own account, for investment and not with a view to the distribution or resale thereof. Each Pledgor acknowledges that any such private sales may be at prices and on terms less favorable to the Collateral Agent than those obtainable through a public sale without such restrictions (including a public offering made pursuant to a registration statement under the Securities Act), and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner and that the Collateral Agent shall have no obligation to engage in public sales and no obligation to delay the sale of any Securities Collateral or Investment Property for the period of time necessary to permit the issuer thereof to register it for a form of public sale requiring registration under the Securities Act or under applicable state securities laws, even if such issuer would agree to do so.

(c)            If the Collateral Agent determines to exercise its right to sell any or all of the Securities Collateral or Investment Property, upon written request, the applicable Pledgor shall determine and inform the Collateral Agent of the number of securities included in the Securities Collateral or Investment Property which may be sold by the Collateral Agent as exempt transactions under the Securities Act and the rules of the Securities and Exchange Commission thereunder, as the same are from time to time in effect.

(d)            Each Pledgor further agrees that a breach of any of the covenants contained in this Section 9.4 will cause irreparable injury to the Collateral Agent and the other Secured Parties, that the Collateral Agent and the other Secured Parties have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 9.4 shall be specifically enforceable against such Pledgor, and such Pledgor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred and is continuing.

SECTION 9.5.        No Waiver; Cumulative Remedies.

(a)            No failure on the part of the Collateral Agent to exercise, no course of dealing with respect to, and no delay on the part of the Collateral Agent in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power, privilege or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power, privilege or remedy; nor shall the Collateral Agent be required to look first to, enforce or exhaust any other security, collateral or guaranties. All rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies provided by law or otherwise available.

(b)            In the event that the Collateral Agent shall have instituted any proceeding to enforce any right, power, privilege or remedy under this Agreement or any other Loan Document by foreclosure, sale, entry or otherwise, and such proceeding shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Collateral Agent, then and in every such case, the Pledgors, the Collateral Agent and each other Secured Party shall be restored to their respective former positions and rights hereunder with respect to the Pledged Collateral and Foreign Collateral, and all rights, remedies, privileges and powers of the Collateral Agent and the other Secured Parties shall continue as if no such proceeding had been instituted.

SECTION 9.6.        Certain Additional Actions Regarding Intellectual Property. If any Event of Default shall have occurred and be continuing, upon the written demand of the Collateral Agent as directed by the applicable Secured Parties, each Pledgor shall execute and deliver to the Collateral Agent an assignment or assignments of the registered Patents, Trademarks and/or Copyrights and Goodwill and such other documents as are necessary or appropriate to carry out the intent and purposes hereof. Within five (5) Business Days of written notice thereafter from the Collateral Agent, each Pledgor shall make available to the Collateral Agent, to the extent within such Pledgor’s power and authority, such personnel in such Pledgor’s employ on the date of the Event of Default as the Collateral Agent may reasonably designate, as directed by the applicable Secured Parties, to permit such Pledgor to continue, directly or indirectly, to produce, advertise and sell the products and services sold by such Pledgor under the registered Patents, Trademarks and/or Copyrights, and such Persons shall be available to perform their prior functions on the Collateral Agent’s behalf.

ARTICLE X

PROCEEDS OF CASUALTY EVENTS AND COLLATERAL DISPOSITIONS; Application of Proceeds

SECTION 10.1.        Application of Proceeds.

(a)         The proceeds received by the Collateral Agent in respect of any sale of, collection from or other realization upon all or any part of the Pledged Collateral or Foreign Collateral pursuant to the exercise by the Collateral Agent of its remedies or the proceeds received by the Collateral Agent in respect of any casualty event shall be applied, together with any other sums then held by the Collateral Agent pursuant to this Agreement, as follows:

First, to payment of that portion of the Secured Obligations constituting fees, indemnities, expenses, taxes and other amounts (including fees, expenses, charges and disbursements of counsel to the Collateral Agent) payable to the Collateral Agent in its capacity as such;

Second, to payment of that portion of the Secured Obligations constituting fees, indemnities, expenses, taxes and other amounts (including fees, charges and disbursements of counsel to the Additional Secured Agent) payable to the Additional Secured Agent in its capacity as such;

Third, to payment of that portion of the Secured Obligations constituting fees, indemnities and all other amounts payable to the Secured Parties (without priority of any one over any other) pro rata to the Secured Parties in proportion to the unpaid amounts of Secured Obligations with such proceeds applied (i) as among the Notes Secured Parties, as set forth in the Indenture and (ii) as among the Additional Secured Parties, as set forth in the applicable Additional Secured Documents; and

Last, the balance, if any, after all of the Secured Obligations have been paid in full, to the applicable Pledgors or as otherwise required by Law.

(b)         In making the determination and allocations required by this Section 10.1, the Collateral Agent may conclusively rely upon information supplied by (i) the Trustee under the Indenture as to the amounts of unpaid principal and interest and other amounts outstanding with respect to the Notes Obligations and (ii) the applicable Authorized Representative as to the amounts of unpaid principal and interest and other amounts outstanding with respect to such Additional Secured Obligations and the Collateral Agent shall have no liability to any of the Secured Parties for actions taken in reliance on such information; provided that nothing in this sentence shall prevent any Pledgor from contesting any amounts claimed by any Secured Party in any information so supplied. All distributions made by the Collateral Agent pursuant to this Section 10.1 shall be (subject to any decree of any court of competent jurisdiction) final (absent manifest error), and the Collateral Agent shall have no duty to inquire as to the application by the Trustee, or an Authorized Representative of any amounts distributed to such Person. If, despite the provisions of this Agreement, any Secured Party shall receive any payment or other recovery in excess of its portion of payments on account of the Secured Obligations to which it is then entitled in accordance with this Agreement, such Secured Party shall hold such payment or other recovery in trust for the benefit of all Secured Parties hereunder for distribution in accordance with this Section 10.1.

(c)            Notwithstanding the pari passu nature of all the Secured Obligations under the Notes, on the one hand, and the other Additional Secured Obligations, on the other hand, in the event of any determination by a court of competent jurisdiction that (i) any of such other Additional Secured Obligations is unenforceable under applicable law or are subordinated to any other obligations, (ii) any of such other Additional Secured Obligations does not have an enforceable security interest in any of the Pledged Collateral or Foreign Collateral and/or (iii) any intervening security interest exists securing any other Obligations (other than Obligations under the Notes or other series of Additional Secured Obligations) on a basis ranking prior to the security interest of such other Additional Secured Obligations but junior to the security interest of the obligations under the Notes (any such condition referred to in the foregoing clauses (i), (ii) or (iii) with respect to any such Additional Secured Obligations, an “Impairment” of such other Additional Secured Obligations), the results of such Impairment shall be borne solely by the holders of such other Additional Secured Obligations, and the rights of the holders of such other Additional Secured Obligations (including, without limitation, the right to receive distributions in respect of such other Additional Secured Obligations) set forth herein shall be modified to the extent necessary so that the effects of such Impairment are borne solely by the holders of such other Additional Secured Obligations subject to such Impairment. Notwithstanding the foregoing, with respect to any Pledged Collateral or Foreign Collateral for which a third party (other than a holder of Additional Secured Obligations) has a Lien or security interest that is junior in priority to the security interest of the holders of the Notes but senior (as determined by appropriate legal proceedings in the case of any dispute) to the security interest of the holder of any other Additional Secured Obligations (such third party, an “Intervening Creditor”), the value of any Pledged Collateral or Foreign Collateral or proceeds which are allocated to such Intervening Creditor shall be deducted on a ratable basis solely from the Collateral or proceeds to be distributed in respect of the Additional Secured Obligations with respect to which such Impairment exists.

ARTICLE XI

MISCELLANEOUS

SECTION 11.1.        Concerning Collateral Agent.

By way of supplement to Section 10.09 of the Indenture, it is agreed as follows:

(a)            Each Secured Party hereby appoints U.S. Bank Trust Company, National Association to serve as Collateral Agent and representative of the Secured Parties under each of the Security Documents and authorizes and directs the Collateral Agent to act as agent for the Secured Parties for the purpose of executing and delivering, on behalf of all the Secured Parties, the Security Documents and any other documents or instruments related thereto or necessary or, as determined by the Collateral Agent, desirable to perfect the Liens granted to the Collateral Agent thereunder and, subject to the provisions of this Agreement, for the purpose of enforcing the Secured Parties’ rights in respect of the Pledged Collateral or Foreign Collateral and the obligations of the Pledgors under the Security Documents, and for the purpose of, or in connection with, releasing the obligations of the Pledgors under the Security Documents. Without limiting the generality of the foregoing, the Collateral Agent is further hereby appointed as agent for each of the Secured Parties to hold the Liens on the Pledged Collateral or Foreign Collateral granted pursuant to the Security Documents with sole authority (subject to the Secured Agreements) to exercise remedies under the Security Documents. The Collateral Agent shall have the right hereunder to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking action (including the release or substitution of the Pledged Collateral or Foreign Collateral), in accordance with the Secured Agreements. The Collateral Agent may employ agents and attorneys-in-fact in connection herewith and shall not be liable for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith. The Collateral Agent may resign and a successor Collateral Agent may be appointed in the manner provided in Section 10.09 of the Indenture and, as applicable, in the manner provided in each Additional Secured Agreement. Upon the acceptance of any appointment as the Collateral Agent by a successor Collateral Agent, that successor Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Collateral Agent under the Secured Agreements, and the retiring Collateral Agent shall thereupon be discharged from its duties and obligations under the Secured Agreements. After any retiring Collateral Agent’s resignation, the provisions hereof shall inure to its benefit as to any actions taken or omitted to be taken by it under the Secured Agreements while it was the Collateral Agent.

(b)            The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Pledged Collateral and Foreign Collateral in its possession if such Pledged Collateral or Foreign Collateral is accorded treatment substantially equivalent to that which the Collateral Agent, in its individual capacity, accords its own property consisting of similar instruments or interests, it being understood that neither the Collateral Agent nor any of the Secured Parties shall have responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relating to any Securities Collateral, whether or not the Collateral Agent or any other Secured Party has or is deemed to have knowledge of such matters or (ii) taking any necessary steps to preserve rights against any Person with respect to any Pledged Collateral or Foreign Collateral.

(c)            The Collateral Agent shall be entitled to conclusively rely upon any written notice, statement, certificate, order or other document or any telephone message believed by it to be genuine and correct and to have been signed, sent or made by the proper Person, and, with respect to all matters pertaining to this Agreement and its duties hereunder, upon advice of counsel selected by it (who may be counsel to one or more Pledgors). The Collateral Agent shall not be deemed to have actual, constructive, direct or indirect knowledge or notice of the occurrence of any Default or Event of Default unless and until the Collateral Agent has received written notice from a Secured Party, an Authorized Representative or the Issuer referring to the applicable Secured Agreement, describing such Default or Event of Default and stating that it is a “notice of default” or a “notice of event of default,” setting forth in reasonable detail the facts and circumstances thereof and stating that the Collateral Agent may conclusively rely on such notice without further inquiry. The Collateral Agent shall have no obligation or duty prior to or after receiving any such notice to inquire whether a Default or Event of Default has in fact occurred and shall be entitled to conclusively rely, and shall be fully protected in so relying, on any such notice furnished to it.

(d)            If any item of Pledged Collateral also constitutes collateral granted to the Collateral Agent under any other deed of trust, mortgage, security agreement, pledge or instrument of any type, in the event of any conflict between the provisions hereof and the provisions of such other deed of trust, mortgage, security agreement, pledge or instrument of any type in respect of such collateral, the Collateral Agent, in its sole discretion, shall select which provision or provisions shall control.

(e)            The Collateral Agent may conclusively rely on advice of counsel as to whether any or all UCC financing statements of the Pledgors need to be amended as a result of any of the changes described in Section 4.5 hereof. If any Pledgor fails to provide information to the Collateral Agent about such changes on a timely basis, the Collateral Agent shall not be liable or responsible to any party for any failure to maintain a perfected security interest in such Pledgor’s property constituting Pledged Collateral, for which the Collateral Agent needed to have information relating to such changes. The Collateral Agent shall have no duty to inquire about such changes if any Pledgor does not inform the Collateral Agent in writing of such changes, the parties acknowledging and agreeing that it would not be feasible or practical for the Collateral Agent to search for information on such changes if such information is not provided by any Pledgor.

(f)            It is agreed that the provisions of Section 10.09 of the Indenture apply to this Agreement.

(g)            The parties hereto agree that the Collateral Agent shall have no obligation to request any action or document or exercise any discretion provided for hereunder unless it was instructed in writing to do so by the required Holders of the Notes pursuant to the Indenture.

SECTION 11.2.        Collateral Agent May Perform; Collateral Agent Appointed Attorney-in-Fact. If any Pledgor shall fail to perform any covenants contained in the Secured Agreements (including such Pledgor’s covenants to (i) pay the premiums in respect of all required insurance policies hereunder, (ii) pay and discharge any taxes, assessments and special assessments, levies, fees and governmental charges imposed upon or assessed against, and landlords’, carriers’, mechanics’, workmen’s, repairmen’s, laborers’, materialmen’s, suppliers’ and warehousemen’s Liens and other claims arising by operation of law against, all or any portion of the Pledged Collateral, (iii) make repairs, (iv) discharge Liens or (v) pay or perform any obligations of such Pledgor under any Pledged Collateral) or if any representation or warranty on the part of any Pledgor contained herein shall be breached, the Collateral Agent may (but shall not be obligated to) do the same or cause it to be done or remedy any such breach, and may expend funds for such purpose; provided, however, that the Collateral Agent shall in no event be bound to inquire into the validity of any tax, Lien, imposition or other obligation which such Pledgor fails to pay or perform as and when required hereby and which such Pledgor does not contest in accordance with the provisions of the Secured Agreements. Any and all amounts so expended by the Collateral Agent shall be paid by the Pledgors in accordance with the provisions of Section 7.07 of the Indenture. Neither the provisions of this Section 11.2 nor any action taken by the Collateral Agent pursuant to the provisions of this Section 11.2 shall prevent any such failure to observe any covenant contained in this Agreement nor any breach of representation or warranty from constituting an Event of Default. Each Pledgor hereby appoints the Collateral Agent its attorney-in-fact, with full power and authority in the place and stead of such Pledgor and in the name of such Pledgor, or otherwise, from time to time, to take any action and to execute any instrument consistent with the terms of the Secured Agreements and the Security Documents which are reasonably necessary or advisable to accomplish the purposes hereof (but the Collateral Agent shall not be obligated to and shall have no liability to such Pledgor or any third party for failure to so do or take action). The foregoing grant of authority is a power of attorney coupled with an interest and such appointment shall be irrevocable for the term hereof. Each Pledgor hereby ratifies all that such attorney shall lawfully do or cause to be done by virtue hereof.

SECTION 11.3.        Continuing Security Interest; Assignment. This Agreement shall create a continuing security interest in the Pledged Collateral and Foreign Collateral and shall (i) be binding upon the Pledgors, their respective successors and assigns and (ii) inure, together with the rights and remedies of the Collateral Agent hereunder, to the benefit of the Collateral Agent and the other Secured Parties and each of their respective successors, transferees and assigns. No other Persons (including any other creditor of any Pledgor) shall have any interest herein or any right or benefit with respect hereto. Without limiting the generality of the foregoing clause (ii), any Secured Party may assign or otherwise transfer any indebtedness held by it secured by this Agreement to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Secured Party, herein or otherwise, subject however, to the provisions of the applicable Secured Agreement. Each of the Pledgors agrees that its obligations hereunder and the security interest created hereunder shall continue to be effective or be reinstated, as applicable, if at any time payment, or any part thereof, of all or any part of the Secured Obligations is rescinded or must otherwise be restored by the Secured Party upon the bankruptcy or reorganization of any Pledgor or otherwise.

SECTION 11.4.        Termination; Release.

(a)            When all the Secured Obligations (other than contingent indemnification Secured Obligations as to which no claim has been asserted) have been paid in full and no commitments remain under any Additional Secured Debt Documents, this Agreement shall terminate. Upon termination of this Agreement, the Pledged Collateral and the Foreign Collateral shall be automatically released from the Lien of this Agreement.

(b)            The Liens securing the Notes Obligations, will, automatically and without the need for any further action by any Person be released, in whole or in part, as provided in Section 10.03 of the Indenture.

(c)            The Liens securing the Additional Secured Obligations of any series will be released, in whole or in part, as provided in the Additional Secured Documents governing such obligations.

SECTION 11.5.        Modification in Writing. Except as permitted by Section 9.01 of the Indenture, no amendment, modification, supplement, termination or waiver of or to any provision hereof, nor consent to any departure by any Pledgor therefrom, shall be effective unless the same shall be made in accordance with the terms of the Indenture, each Additional Secured Agreement and unless in writing and signed by each of the parties hereto. Any amendment, modification or supplement of or to any provision hereof, any waiver of any provision hereof and any consent to any departure by any Pledgor from the terms of any provision hereof in each case shall be effective only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Agreement or any other document evidencing the Secured Obligations, no notice to or demand on any Pledgor in any case shall entitle any Pledgor to any other or further notice or demand in similar or other circumstances.

SECTION 11.6.        Notices. Unless otherwise provided herein or in the Indenture, any notice or other communication herein required or permitted to be given shall be given in the manner and become effective as set forth in the Indenture, as to any Pledgor, addressed to it at the address of the Issuer set forth in the Indenture, as to the Collateral Agent, in writing and addressed to it at the address set forth in the Indenture, and as to any Authorized Representative, addressed to it at the address set forth in the applicable Additional Secured Party Joinder or in each case at such other address as shall be designated by such party in a written notice to the other party complying as to delivery with the terms of this Section 11.6.

SECTION 11.7.        Governing Law. Section 13.08 of the Indenture is incorporated herein, mutatis mutandis, as if a part hereof.

SECTION 11.8.        Severability of Provisions. Any provision hereof which is invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without invalidating the remaining provisions hereof or affecting the validity, legality or enforceability of such provision in any other jurisdiction.

SECTION 11.9.        Execution in Counterparts. This Agreement and any amendments, waivers, consents or supplements hereto may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all such counterparts together shall constitute one and the same agreement. Delivery of any executed counterpart of a signature page of this Agreement by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Agreement.

SECTION 11.10.        Business Days. In the event any time period or any date provided in this Agreement ends or falls on a day other than a Business Day, then such time period shall be deemed to end and such date shall be deemed to fall on the next succeeding Business Day, and performance herein may be made on such Business Day, with the same force and effect as if made on such other day.

SECTION 11.11.        No Credit for Payment of Taxes or Imposition. Each Pledgor shall not be entitled to any credit against the principal, premium, if any, or interest payable under the Secured Agreements, and each such Pledgor shall not be entitled to any credit against any other sums which may become payable under the terms thereof or hereof, by reason of the payment of any Tax on the Pledged Collateral or Foreign Collateral or any part thereof.

SECTION 11.12.        No Claims Against Collateral Agent. Nothing contained in this Agreement shall constitute any consent or request by the Collateral Agent, express or implied, for the performance of any labor or services or the furnishing of any materials or other property in respect of the Pledged Collateral or any part thereof, nor as giving any Pledgor any right, power or authority to contract for or permit the performance of any labor or services or the furnishing of any materials or other property in such fashion as would permit the making of any claim against the Collateral Agent in respect thereof or any claim that any Lien based on the performance of such labor or services or the furnishing of any such materials or other property is prior to the Lien hereof.

SECTION 11.13.        No Release. Nothing set forth in this Agreement or any other Security Document, nor the exercise by the Collateral Agent of any of the rights or remedies hereunder, shall relieve any Pledgor from the performance of any term, covenant, condition or agreement on such Pledgor’s part to be performed or observed under or in respect of any of the Pledged Collateral or Foreign Collateral or from any liability to any Person under or in respect of any of the Pledged Collateral or Foreign Collateral or shall impose any obligation on the Collateral Agent or any other Secured Party to perform or observe any such term, covenant, condition or agreement on such Pledgor’s part to be so performed or observed or shall impose any liability on the Collateral Agent or any other Secured Party for any act or omission on the part of such Pledgor relating thereto or for any breach of any representation or warranty on the part of such Pledgor contained in this Agreement, the Secured Agreements or the other Security Documents, or under or in respect of the Pledged Collateral or Foreign Collateral or made in connection herewith or therewith. Anything herein to the contrary notwithstanding, neither the Collateral Agent nor any other Secured Party shall have any obligation or liability under any contracts, agreements and other documents included in the Pledged Collateral or Foreign Collateral by reason of this Agreement, nor shall the Collateral Agent or any other Secured Party be obligated to perform any of the obligations or duties of any Pledgor thereunder or to take any action to collect or enforce any such contract, agreement or other document included in the Pledged Collateral or Foreign Collateral hereunder. The obligations of each Pledgor contained in this Section 11.13 shall survive the termination hereof and the discharge of such Pledgor’s other obligations under this Agreement, the Secured Agreements and the other Security Documents.

SECTION 11.14.        FCC Matters.

(a)            Notwithstanding anything herein to the contrary, the Collateral Agent, on behalf of the Secured Parties, agrees that to the extent prior FCC approval is required pursuant to Communications Laws for (i) the operation and effectiveness of any grant, right or remedy hereunder or under any other Security Document or (ii) taking any action that may be taken by the Collateral Agent hereunder or under the other Security Documents, such grant, right, remedy or actions will be subject to such prior FCC approval having been obtained by or in favor of the Collateral Agent, on behalf of the Secured Parties. Notwithstanding anything herein to the contrary, the Collateral Agent, on behalf of the Secured Parties, acknowledges that, to the extent required by the FCC, the voting rights in the Pledged Securities, as well as de jure, de facto and negative control over all FCC Licenses, shall remain with the applicable Pledgors even in the event of a Default until the FCC shall have given its prior consent to the exercise of securityholder rights by a purchaser at a public or private sale of the Pledged Securities or to the exercise of such rights by a receiver, trustee, conservator or other agent duly appointed in accordance with the applicable law. The Pledgors shall, upon the occurrence and during the continuance of an Event of Default and after thirty (30) days’ notice for the opportunity to cure such Event of Default, at the Collateral Agent’s request (acting at the written request of the Secured Parties), file or cause to be filed such applications for approval and shall take such other actions reasonably required by the Collateral Agent, as directed by the required Secured Parties pursuant to this Agreement, to obtain such FCC approvals or consents as are necessary to transfer ownership and control to the Collateral Agent, on behalf of the Secured Parties, or their successors, assigns or designees, of the FCC Licenses held by the applicable Pledgors. To enforce the provisions of this subsection, and if Pledgors do not timely file or cause to be filed the required applications for FCC approval, the Collateral Agent is empowered to request the appointment of a receiver from any court of competent jurisdiction.  Such receiver shall be instructed to seek from the FCC an involuntary transfer of control of any such FCC License for the purpose of seeking a bona fide purchaser to whom control will ultimately be transferred.  Upon the occurrence and during the continuance of an Event of Default and after thirty (30) days’ notice for the opportunity to cure such Event of Default, at the Collateral Agent’s request (acting at the written request of the Secured Parties), the Pledgors shall further use their reasonable best efforts to assist in obtaining approval of the FCC, if required, for any action or transactions contemplated hereby, including, without limitation, the preparation, execution and filing with the FCC of the assignor’s or transferor’s portion of any application for consent to the assignment of any FCC License or transfer of control necessary or appropriate under the FCC’s rules and regulations for approval of the transfer or assignment of any portion of the Collateral, together with any FCC License or other authorization.

(b)            The Pledgors acknowledge that the assignment or transfer of such FCC Licenses is integral to the Secured Parties’ realization of the value of the Collateral, that there is no adequate remedy at law for failure by the applicable Pledgors to comply with the provisions of this section and that such failure would not be adequately compensable in damages, and therefore agree that this section may be specifically enforced.

(c)            Notwithstanding anything herein or in any other Security Document or the Secured Agreements to the contrary, neither the Collateral Agent nor any other Secured Party shall, without first obtaining the approval of the FCC, take any action hereunder or under any other Security Document that would constitute or result in any assignment of an FCC License or any change of control of any Pledgor if such assignment or change of control would require the approval of the FCC under applicable law (including FCC rules and regulations).

ARTICLE XII

ADDITIONAL SECURED OBLIGATIONS

SECTION 12.1.        Additional Secured Obligations. On or after the date hereof, the Issuer may from time to time designate additional Indebtedness of the Issuer or any Guarantor permitted to be incurred under the Indenture and each then extant Additional Secured Debt Agreement and to be secured by a Lien on the Pledged Collateral or Foreign Collateral permitted by the Indenture and each then extant Additional Secured Debt Agreement as Additional Secured Obligations and as additional Secured Obligations hereunder by delivering to the Collateral Agent and each Authorized Representative (a) a certificate signed by an Officer of the Issuer (i) identifying the obligations so designated and the aggregate principal amount or face amount thereof, stating that such obligations are designated as Additional Secured Obligations and Secured Obligations for purposes hereof and the Indenture, (ii) representing that such designation of such obligations as Additional Secured Obligations complies with the terms of each of the Secured Agreements and (iii) specifying the name and address of the Authorized Representative for such obligations, (b) except in the case of any Additional Notes, a fully executed Additional Secured Party Joinder (in the form attached as Exhibit 7); and (c) an Opinion of Counsel to the effect that the designation of such obligations as “Additional Secured Obligations” is in compliance with the terms of the Indenture and each then extant Additional Secured Debt Agreement. Each Authorized Representative agrees that upon the satisfaction of all conditions set forth in the preceding sentence, the Collateral Agent shall act as agent under and subject to the terms of this Agreement for the benefit of all Secured Parties, including without limitation, any Secured Parties that hold any such Additional Secured Obligations, and each Authorized Representative agrees to the appointment, and acceptance of the appointment, of the Collateral Agent as agent for the holders of such Additional Secured Obligations as set forth in each Additional Secured Party Joinder and agrees, on behalf of itself and each Additional Secured Party it represents, to be bound by this Agreement.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK.]

S-1

IN WITNESS WHEREOF, each Pledgor and the Collateral Agent have caused this Agreement to be duly executed and delivered by their duly authorized officers as of the date first above written.

DISH ORBITAL CORPORATION,
as Pledgor

By:	/s/ Paul W. Orban
	Name:	Paul W. Orban
	Title:	Executive Vice President and Chief Financial Officer

DISH WIRELESS HOLDING L.L.C.,
as Pledgor

By:	/s/ Paul W. Orban
	Name:	Paul W. Orban
	Title:	Executive Vice President and Chief Financial Officer

PARKERB.COM WIRELESS L.L.C.,
as Pledgor

By:	/s/ Paul W. Orban
	Name:	Paul W. Orban
	Title:	Executive Vice President and Chief Financial Officer

S-2

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,
as Collateral Agent

By:	/s/ Benjamin J. Krueger
	Name:	Benjamin J. Krueger
	Title:	Vice President

EXHIBIT 1

[Form of]

ISSUER’S ACKNOWLEDGMENT

The undersigned hereby (i) acknowledges receipt of the Security Agreement (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement”), dated as of November 15, 2022, made by DISH Wireless Holding L.L.C., a Colorado limited liability company, DISH Orbital Corporation, a Colorado corporation and ParkerB.com Wireless L.L.C., a Colorado limited liability company (each, a “Pledgor”), and U.S. Bank Trust Company, National Association, as collateral agent (in such capacity and together with any successors in such capacity, the “Collateral Agent”), (ii) agrees promptly to note on its books the security interests granted to the Collateral Agent and confirmed under the Security Agreement, (iii) agrees that it will comply with instructions of the Collateral Agent with respect to the applicable Securities Collateral (including all Equity Interests of the undersigned) without further consent by the applicable Pledgor, (iv) agrees to notify the Collateral Agent in writing upon obtaining knowledge of any interest in favor of any Person in the applicable Securities Collateral that is adverse to the interest of the Collateral Agent therein and (v) waives any right or requirement at any time hereafter to receive a copy of the Security Agreement in connection with the registration of any Securities Collateral thereunder in the name of the Collateral Agent or its nominee or the exercise of voting rights by the Collateral Agent or its nominee. Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Security Agreement.

[ ]

By:
Name:
Title:

EXHIBIT 2

[Form of]

SECURITIES PLEDGE AMENDMENT

This Securities Pledge Amendment, dated as of [                    ], 20[ ], is delivered pursuant to Section 5.1 of the Security Agreement (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement”), dated as of November 15, 2022, made by DISH Wireless Holding L.L.C., a Colorado limited liability company, DISH Orbital Corporation, a Colorado corporation and ParkerB.com Wireless L.L.C., a Colorado limited liability company, and U.S. Bank Trust Company, National Association, as collateral agent (in such capacity and together with any successors in such capacity, the “Collateral Agent”). The undersigned hereby agrees that this Securities Pledge Amendment may be attached to the Security Agreement and that the Pledged Securities and/or Intercompany Notes listed on this Securities Pledge Amendment shall be deemed to be and shall become part of the Pledged Collateral and shall secure all Secured Obligations. Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Security Agreement.

PLEDGED SECURITIES

ISSUER	CLASS OF STOCK OR INTERESTS	PAR VALUE	CERTIFICATE NO(S).	NUMBER OF SHARES OR INTERESTS	PERCENTAGE OF ALL ISSUED CAPITAL OR OTHER EQUITY INTERESTS OF ISSUER

INTERCOMPANY NOTES

ISSUER	PRINCIPAL AMOUNT	DATE OF ISSUANCE	INTEREST RATE	MATURITY DATE

[ ],
as Pledgor

By:
Name:
Title:

AGREED TO AND ACCEPTED:

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,

as Collateral Agent

By:
Name:
Title:

EXHIBIT 3

[Form of]

JOINDER AGREEMENT

[Name of New Pledgor]

[Address of New Pledgor]

[Date]

Ladies and Gentlemen:

Reference is made to the Security Agreement (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement”), dated as of November 15, 2022, made by DISH Wireless Holding L.L.C., a Colorado limited liability company, DISH Orbital Corporation, a Colorado corporation and ParkerB.com Wireless L.L.C., a Colorado limited liability company (each, a “Pledgor”), and U.S. Bank Trust Company, National Association, as collateral agent (in such capacity and together with any successors in such capacity, the “Collateral Agent”). Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Security Agreement.

This Joinder Agreement supplements the Security Agreement and is delivered by the undersigned, [                         ] (the “New Pledgor”), pursuant to Section 3.5 of the Security Agreement. The New Pledgor hereby agrees to be bound as a[n] [Equity Pledgor][Spectrum Pledgor] party to the Security Agreement by all of the terms, covenants and conditions set forth in the Security Agreement to the same extent that it would have been bound if it had been a signatory to the Security Agreement on the date of the Security Agreement. The New Pledgor also hereby agrees to be bound as a party by all of the terms, covenants and conditions applicable to it set forth in the Security Agreement to the same extent that it would have been bound if it had been a signatory to the Security Agreement on the execution date of the Security Agreement. Without limiting the generality of the foregoing, the New Pledgor hereby grants and pledges to the Collateral Agent, as collateral security for the full, prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations, a Lien on and security interest in, all of its right, title and interest in, to and under the [Equity Collateral][Spectrum Collateral][insert any other specific collateral provisions] and expressly assumes all obligations and liabilities of a Pledgor thereunder. The New Pledgor hereby makes each of the representations and warranties and agrees to each of the covenants applicable to the [Equity Pledgors][Spectrum Pledgors] contained in the Security Agreement.

Annexed hereto are supplements to each of the schedules to the Security Agreement, with respect to the New Pledgor. Such supplements shall be deemed to be part of the Security Agreement.

This Joinder Agreement and any amendments, waivers, consents or supplements hereto may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all such counterparts together shall constitute one and the same agreement.

THIS JOINDER AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF.

IN WITNESS WHEREOF, the New Pledgor has caused this Joinder Agreement to be executed and delivered by its duly authorized officer as of the date first above written.

[NEW PLEDGOR]

By:
Name:
Title:

AGREED TO AND ACCEPTED:

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,

as Collateral Agent

By:
Name:
Title:

[Schedules to be attached]

EXHIBIT 4

[Form of]

Copyright Security Agreement

Copyright Security Agreement, dated as of [                    ], by [__________] and [___________] (individually, a “Pledgor”, and, collectively, the “Pledgors”), in favor of U.S. Bank Trust Company, National Association, in its capacity as collateral agent pursuant to the Indenture (in such capacity, the “Collateral Agent”).

W i t n e s s e t h:

Whereas, the Pledgors are party to a Security Agreement of even date herewith (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement”) in favor of the Collateral Agent pursuant to which the Pledgors are required to execute and deliver this Copyright Security Agreement;

Now, Therefore, in consideration of the premises and to induce the Collateral Agent, for the benefit of the Secured Parties, to enter into the Indenture, the Pledgors hereby agree with the Collateral Agent as follows:

SECTION 1.        Defined Terms. Unless otherwise defined herein, terms defined in the Security Agreement and used herein have the meaning given to them in the Security Agreement.

SECTION 2.        Grant of Security Interest in Copyright Collateral. Each Pledgor hereby pledges and grants to the Collateral Agent for the benefit of the Secured Parties a Lien on and security interest in and to all of its right, title and interest in, to and under all the following Pledged Collateral of such Pledgor:

(a)  Copyrights of such Pledgor listed on Schedule I attached hereto; and

(b)  all Proceeds of any and all of the foregoing (other than Excluded Assets).

SECTION 3.        Security Agreement. The security interest granted pursuant to this Copyright Security Agreement is granted pursuant to the security interest granted to the Collateral Agent under the Security Agreement and Pledgors hereby acknowledge and affirm that the rights and remedies of the Collateral Agent with respect to the security interest in the Copyrights made and granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein. In the event that any provision of this Copyright Security Agreement is deemed to conflict with the Security Agreement, the provisions of the Security Agreement shall control unless the Collateral Agent shall otherwise determine.

SECTION 4.        Termination. Upon the payment in full of the Secured Obligations and termination of the Security Agreement, the Collateral Agent shall execute, acknowledge, and deliver to the Pledgors an instrument in writing in recordable form releasing the collateral pledge, grant, assignment, Lien and security interest in the Copyrights under this Copyright Security Agreement.

SECTION 5.        Counterparts. This Copyright Security Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Copyright Security Agreement by signing and delivering one or more counterparts.

SECTION 6.        Governing Law. This Copyright Security Agreement and the transactions contemplated hereby, and all disputes between the parties under or relating to this Copyright Security Agreement or the facts or circumstances leading to its execution, whether in contract, tort or otherwise, shall be construed in accordance with and governed by the laws (including statutes of limitation) of the State of New York, without regard to conflicts of law principles that would require the application of the laws of another jurisdiction.

[signature page follows]

In Witness Whereof, each Pledgor has caused this Copyright Security Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

Very truly yours,

[PLEDGORS]

By:
Name:
Title:

Accepted and Agreed:

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,

as Collateral Agent

By:
Name:
Title:

SCHEDULE I
to
COPYRIGHT SECURITY AGREEMENT
COPYRIGHT REGISTRATIONS AND COPYRIGHT APPLICATIONS1

Copyright Registrations:

owner	registration number	title

Copyright Applications:

owner	title

[1]	Note to attorney: These schedules include the minimum information required to perfect in the Copyright Office. A conformed version of perfection certificate would be adequate, provided it contains this information.

EXHIBIT 5

[Form of]

Patent Security Agreement

Patent Security Agreement, dated as of [                    ], by [________] and [_________] (individually, a “Pledgor”, and, collectively, the “Pledgors”), in favor of U.S. Bank Trust Company, National Association, in its capacity as collateral agent pursuant to the Indenture (in such capacity, the “Collateral Agent”).

W i t n e s  s e t h:

Whereas, the Pledgors are party to a Security Agreement of even date herewith (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement”) in favor of the Collateral Agent pursuant to which the Pledgors are required to execute and deliver this Patent Security Agreement;

Now, Therefore, in consideration of the premises and to induce the Collateral Agent, for the benefit of the Secured Parties, to enter into the Indenture, the Pledgors hereby agree with the Collateral Agent as follows:

SECTION 1.        Defined Terms. Unless otherwise defined herein, terms defined in the Security Agreement and used herein have the meaning given to them in the Security Agreement.

SECTION 2.        Grant of Security Interest in Patent Collateral. Each Pledgor hereby pledges and grants to the Collateral Agent for the benefit of the Secured Parties a Lien on and security interest in and to all of its right, title and interest in, to and under all the following Pledged Collateral of such Pledgor:

(a)  Patents of such Pledgor listed on Schedule I attached hereto; and

(b)  all Proceeds of any and all of the foregoing (other than Excluded Assets).

SECTION 3.        Security Agreement. The security interest granted pursuant to this Patent Security Agreement is granted pursuant to the security interest granted to the Collateral Agent under the Security Agreement and Pledgors hereby acknowledge and affirm that the rights and remedies of the Collateral Agent with respect to the security interest in the Patents made and granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein. In the event that any provision of this Patent Security Agreement is deemed to conflict with the Security Agreement, the provisions of the Security Agreement shall control unless the Collateral Agent shall otherwise determine.

SECTION 4.        Termination. Upon the payment in full of the Secured Obligations and termination of the Security Agreement, the Collateral Agent shall execute, acknowledge, and deliver to the Pledgors an instrument in writing in recordable form releasing the collateral pledge, grant, assignment, Lien and security interest in the Patents under this Patent Security Agreement.

SECTION 5.        Counterparts. This Patent Security Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Patent Security Agreement by signing and delivering one or more counterparts.

SECTION 6.        Governing Law. This Patent Security Agreement and the transactions contemplated hereby, and all disputes between the parties under or relating to this Patent Security Agreement or the facts or circumstances leading to its execution, whether in contract, tort or otherwise, shall be construed in accordance with and governed by the laws (including statutes of limitation) of the State of New York, without regard to conflicts of law principles that would require the application of the laws of another jurisdiction.

[signature page follows]

In Witness Whereof, each Pledgor has caused this Patent Security Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

Very truly yours,

[PLEDGORS]

By:
Name:
Title:

Accepted and Agreed:

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,
as Collateral Agent

By:
Name:
Title:

SCHEDULE I
to
PATENT SECURITY AGREEMENT
PATENT REGISTRATIONS AND PATENT APPLICATIONS

Patent Registrations:

owner	registration number	name

Patent Applications:

owner	application number	name

EXHIBIT 6

[Form of]

Trademark Security Agreement

Trademark Security Agreement, dated as of [                    ], by [________] and [________] (individually, a “Pledgor”, and, collectively, the “Pledgors”), in favor of U.S. Bank Trust Company, National Association, in its capacity as collateral agent pursuant to the Indenture (in such capacity, the “Collateral Agent”).

W i t n e s  s e t h:

Whereas, the Pledgors are party to a Security Agreement of even date herewith (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement”) in favor of the Collateral Agent pursuant to which the Pledgors are required to execute and deliver this Trademark Security Agreement;

Now, Therefore, in consideration of the premises and to induce the Collateral Agent, for the benefit of the Secured Parties, to enter into the Indenture, the Pledgors hereby agree with the Collateral Agent as follows:

SECTION 1.        Defined Terms. Unless otherwise defined herein, terms defined in the Security Agreement and used herein have the meaning given to them in the Security Agreement.

SECTION 2.        Grant of Security Interest in Trademark Collateral. Each Pledgor hereby pledges and grants to the Collateral Agent for the benefit of the Secured Parties a Lien on and security interest in and to all of its right, title and interest in, to and under all the following Pledged Collateral of such Pledgor:

(a)  Trademarks of such Pledgor listed on Schedule I attached hereto;

(b)  all goodwill associated with such Trademarks; and

(c)  all Proceeds of any and all of the foregoing (other than Excluded Assets).

SECTION 3.        Security Agreement. The security interest granted pursuant to this Trademark Security Agreement is granted pursuant to the security interest granted to the Collateral Agent under the Security Agreement and Pledgors hereby acknowledge and affirm that the rights and remedies of the Collateral Agent with respect to the security interest in the Trademarks made and granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein. In the event that any provision of this Trademark Security Agreement is deemed to conflict with the Security Agreement, the provisions of the Security Agreement shall control unless the Collateral Agent shall otherwise determine.

SECTION 4.        Termination. Upon the payment in full of the Secured Obligations and termination of the Security Agreement, the Collateral Agent shall execute, acknowledge, and deliver to the Pledgors an instrument in writing in recordable form releasing the collateral pledge, grant, assignment, Lien and security interest in the Trademarks under this Trademark Security Agreement.

SECTION 5.        Counterparts. This Trademark Security Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Trademark Security Agreement by signing and delivering one or more counterparts.

SECTION 6.        Governing Law. This Trademark Security Agreement and the transactions contemplated hereby, and all disputes between the parties under or relating to this Trademark Security Agreement or the facts or circumstances leading to its execution, whether in contract, tort or otherwise, shall be construed in accordance with and governed by the laws (including statutes of limitation) of the State of New York, without regard to conflicts of law principles that would require the application of the laws of another jurisdiction.

[signature page follows]

In Witness Whereof, each Pledgor has caused this Trademark Security Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

Very truly yours,

[PLEDGORS]

By:
Name:
Title:

Accepted and Agreed:

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,
as Collateral Agent

By:
Name:
Title:

SCHEDULE I
to
TRADEMARK SECURITY AGREEMENT
TRADEMARK REGISTRATIONS AND TRADEMARK APPLICATIONS1

Trademark Registrations:

owner	registration number	TRADEMARK

Trademark Applications:

owner	application number	trademark

[1]	Note to attorney: These schedules include the minimum information required to perfect in the PTO. A conformed version of perfection certificate would be adequate, provided it contains this information.

EXHIBIT 8

[Form of]

ADDITIONAL SECURED PARTY JOINDER

[Name of Additional Secured Creditor]

[Address of Additional Secured Creditor]

[Date]

The undersigned is the agent (the “Authorized Representative”) for Persons wishing to become “Additional Secured Parties” (the “New Secured Parties”) under the Security Agreement dated as of November 15, 2022 (as heretofore amended and/or supplemented, the “Security Agreement”) among DISH Wireless Holding L.L.C., a Colorado limited liability company, DISH Orbital Corporation, a Colorado corporation and ParkerB.com Wireless L.L.C., a Colorado limited liability company, as pledgors, assignors and debtors, and U.S. Bank Trust Company, National Association, as Collateral Agent (the “Collateral Agent”). Terms used without definition herein have the meanings assigned thereto in the Security Agreement.

In consideration of the foregoing, the undersigned hereby:

(i)            represents that the Authorized Representative has been authorized by the New Secured Parties to become a party to the Security Agreement and the other Security Documents on behalf of the New Secured Parties under that [DESCRIBE OPERATIVE AGREEMENT] (with Obligations thereunder being the “New Secured Obligation”) and to act as the Authorized Representative for the New Secured Parties;

(ii)            acknowledges that the New Secured Parties have received a copy of the Security Agreement and the Indenture;

(iii)            appoints and authorizes the Collateral Agent to take such action as agent on its behalf and on behalf of all other Secured Parties and to exercise such powers under the Security Agreement and the other Security Documents as are delegated to the Collateral Agent by the terms thereof, together with all such powers as are reasonably incidental thereto; and

(iv)            accepts and acknowledges the terms of the Security Agreement applicable to it and the New Secured Parties and agrees to serve as Authorized Representative for the New Secured Parties with respect to the New Secured Obligations and agrees on its own behalf and on behalf of the New Secured Parties to be bound by the terms thereof applicable to holders of Additional Secured Obligations, with all the rights and obligations of an Additional Secured Party thereunder and bound by all the provisions thereof as fully as if it had been an Additional Secured Party on the effective date of the Security Agreement.

The Collateral Agent, by acknowledging and agreeing to this Additional Secured Party Joinder, accepts the appointment set forth in clause (iii) above.

The name and address of the representative for purposes of Section 11.6 of the Security Agreement are as follows:

[name and address of Authorized Representative]

THIS ADDITIONAL SECURED PARTY JOINDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the undersigned has caused this Additional Secured Party Joinder to be duly executed by its authorized officer as of the ___ day of _______, 20__.

[NAME OF AUTHORIZED REPRESENTATIVE]

By:
Name:
Title:

Acknowledged and Agreed

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,
as Collateral Agent

By:
Name:
Title:

DISH NETWORK CORPORATION

By:
Name:
Title:

SCHEDULE 1

EQUITY COLLATERAL

Equity Pledgor	Issuer	Certificate Number	Percent Interest	Percent Pledged
DISH Wireless Holding L.L.C.	ParkerB.com Wireless L.L.C.	None	100%	100%

DISH Orbital Corporation	DISH DBS Corporation	4	100%	100%

SCHEDULE 2

COMMERCIAL TORT CLAIMS

None.